UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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Adobe Inc.
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Adobe Inc.

Notice of 2020 Annual Meeting of Stockholders
and Proxy Statement

Message from Our Chairman, President and CEO
To our stockholders, customers, employees and partners,
The start of a new decade is a chance to reflect on how far we’ve come and to plant a flag for our future aspirations. Over the last ten years, Adobe led an industry transformation to the cloud as well as our own business transformation. We connected content to data, created new categories and continuously introduced new technologies that democratized creativity and transformed businesses. As we begin 2020, I am more optimistic than ever about the opportunities ahead of us.
Adobe’s mission — to Change the World Through Digital Experiences — has never been more relevant or powerful. Today, technology is transforming storytelling across all touchpoints, from desktop to mobile to every interaction across the web. The next generation of storytelling will combine content and data with the power of artificial intelligence to deliver personalized experiences at scale.
Adobe Creative Cloud, Document Cloud and Experience Cloud are driving the digital revolution. We’ve broadened our aspirations and are serving a wider set of customers with industry-leading products and services. We are proud of the far-reaching impact our technologies have had around the world.
Global Impact
Creativity and design are essential to the future of education. As the company with creativity at our core, it is our responsibility to foster it in the next generation. Through partnerships with organizations like the Royal Shakespeare Company, emerging artists are using Creative Cloud to reimagine the world, including the works of Shakespeare and beyond.
Documents are core to how people work, transact business and communicate in everyday life, and PDF makes it all possible. Document Cloud is accelerating productivity for anyone who works on the go, from small businesses to government agencies to multinational corporations.
In the experience economy, every business must be a digital business. Experience Cloud offers the most comprehensive set of solutions to power digital businesses, from online retailers to the world’s largest enterprises. During the 2019 holiday shopping season, Experience Cloud predicted over $140 billion in online spend leveraging Adobe Analytics, Adobe Commerce Cloud and Adobe Sensei.
We’ve transformed our business to deliver innovation faster, serve our customers more effectively, cultivate an engaged and diverse workforce and drive predictable revenue and long-term growth. The moves we’ve made, combined with immense market tailwinds, continue to propel our business forward.
Outstanding Performance in 2019
In fiscal year 2019, we had an outstanding year, surpassing $11 billion in revenue and achieving 24% annual revenue growth with record profitability. GAAP earnings per share was $6.00. Our revenue and EPS performance make us one of the largest, most valuable, diversified and profitable software companies in the world, putting Adobe in a rarefied atmosphere.
In addition to our strong financial results, we drove incredible innovation across our clouds, added millions of new customers, delivered billions of experiences across screens and processed trillions of data transactions online.

Content continues to fuel the global economy, driving greater demand for digital media than ever before, with an expanding number of creators. This trend is accelerating our Creative Cloud and Document Cloud performance. We finished the year with Digital Media annualized recurring revenue (ARR) of $8.4 billion. In the fourth quarter, we saw a record $539 million in net-new ARR, which is a key measure of the health of this business.
Digital transformation is a top priority for business leaders around the globe, and they continue to look to Adobe to help them provide an exceptional customer experience. In FY19, our Digital Experience revenue grew to a record $3.21 billion, representing 31% year-over-year growth. We’re helping the world’s largest brands rearchitect their technology platforms, people and processes to drive business growth. We have a unique and valuable perspective as a company that has used its own technology to transform its business, and we are now enabling other companies to do the same.
Growth Strategy
As we look to the future, we are focused on three core strategies to drive our next era of growth: Unleashing Creativity for All; Accelerating Document Productivity; and Powering Digital Businesses. We are broadening the universe of customers we serve and evolving our offerings beyond market-leading applications to include intelligent services and an open platform. We are driving leadership in large categories we have created across creativity, documents and customer experience management.
Creativity is a fundamental skill today, and we are focused on Unleashing Creativity For All with Creative Cloud, giving anyone — from the most demanding professional to a student just getting started — the tools to tell their stories on any device. We’re enabling cutting edge creativity across media types, making the creative process more productive and collaborative, and delivering new magic with Adobe Sensei, our artificial intelligence and machine learning framework. With the introduction of newer products like Photoshop Camera, Adobe Spark and Premiere Rush, we’re broadening our reach to the next generation of creators and business communicators.
To Accelerate Document Productivity, we’re focused on leading the paper-to-digital transformation with Document Cloud. We’re making the document experience frictionless by expanding common actions—what we call Acrobat verbs—for scanning, editing, sharing, collaborating and signing. We’re unlocking the value of millions of PDFs that have been created and stored for decades so that customers can easily search all of their documents. Adobe Acrobat, Adobe Scan and Adobe Sign are enabling new levels of productivity for small businesses, nonprofits and enterprises alike.
Experience Cloud is helping Power Digital Businesses with solutions that enable businesses to meet the challenges of digital transformation and drive engagement and customer loyalty. We’ve optimized our offerings to provide data and insights, content and commerce, customer journey management and advertising, all running on the Adobe Experience Platform. Our platform allows businesses to harness their data and provide an amazing customer experience in real-time. We’re building on our affinity with Chief Marketing Officers to drive customer experience management with Chief Information Officers and across the entire C-suite.
Always Innovating
Adobe has always distinguished itself by looking around the corner. We’ve focused on spotting the next disruptive technology trends to bring new innovation to our customers, year after year. For example, we executed against our assertion that phones and tablets needed to be creation devices just as much as consumption devices through our multi-surface systems approach. We saw the potential to unleash creativity and give people the freedom to break free from the desktop.
With hundreds of artificial intelligence features in our products used by millions of customers, more than 500 patents filed and nearly 300 technical papers published in 2019 alone, we continue to define what’s next. We’re making a fundamental bet around artificial intelligence being part of the core fabric throughout our entire product portfolio.
We are reimagining experiences of the future across creativity, documents and customer experience. We are innovating in the areas of content authenticity, data privacy and security. Each year we continue to be ranked as one of the most innovative companies in the world. We’re excited about the opportunities to continue to provide technology breakthroughs to help our customers succeed.

Our People Are Our Greatest Asset
This breakthrough innovation happens undoubtedly because of our people and the culture we’ve cultivated. We believe that when people feel valued and included, they are more creative, innovative and successful. “Adobe for All” is our commitment to building a workforce that’s diverse and inclusive. We’re making steady progress as we work to increase diversity in our workforce, with women now representing 33% of our global employee base and underrepresented minorities representing 10% of our U.S. workforce, but there’s so much more to do.
I am proud that in 2018, we achieved global gender pay parity. In 2019, we pioneered opportunity parity to examine fairness in promotions and horizontal movement across demographic groups. With opportunity parity, we were the first company to disclose information around rates of internal promotion across gender globally and across race and ethnicity in the U.S. We continue to support our employees through progressive workplace policies, such as expanded family leave, adoption assistance and robust benefits.
We’re ensuring our innovation culture thrives, with a burgeoning internship program and collaborative projects with top universities around the globe.
At Adobe, we underscore the value of being involved, and we provide numerous opportunities for employees to give back to our communities. In 2019, a record 70% of Adobe employees participated in our giving and volunteering programs, lending both their time and unique talents to nonprofits. Our skills-based volunteering and board service programs not only positively impact our communities, but also provide valuable development and growth opportunities for our employees.
Trust
Given the volume of digital content that is now created, we have stepped up to play a leadership role on content authenticity, data privacy and security. As we develop new technology, we are guided by the principles of responsibility, accountability and transparency.
In 2019, Adobe launched the Content Authenticity Initiative to develop an industry standard for digital content attribution, and we’ve invited other companies to join to create a long-term shared solution. We want to drive adoption of a shared industry framework to give consumers greater confidence about the authenticity of the content they are consuming.
We are committed to taking a responsible approach to data that honors consumer privacy choices, ensures security and works to eliminate bias in artificial intelligence datasets. Our goal is to provide exceptional digital experiences while helping our customers responsibly unlock the power of data.
Serving Our Communities
Adobe’s founders Chuck Geschke and John Warnock focused on giving back to our communities since the company’s inception. We’ve remained steadfast in our belief that it is not just what we do but how we do it that ensures our company will endure. Adobe is guided by our core values — to be genuine, exceptional, innovative and involved — which has been foundational to our strong performance.
We strongly believe it is our responsibility to give back to the communities in which we live and work. In 2019, we reached an estimated 200 million people through our support of 48,000 nonprofit organizations and invested approximately $50 million in our communities.
Our technology has broad societal impact as it is democratizing creativity and storytelling for all. By providing tools that allow people to tell their stories, we empower all voices. We support this mission by starting early — in the classroom and through educators. And, with 23 million students having access to Adobe Spark, we’re helping the next generation build the skills they need to compete in the digital age.
We are partnering with organizations that share our commitment to elevating diverse voices and creating greater opportunities for all, especially the underrepresented. The Adobe Creativity Network reaches 150,000 youth in 25 countries with scholarships and product grants. In 2019, we awarded $3.5 million in creativity and Science, Technology, Engineering, Arts and Math (STEAM) scholarships. Many of our scholarship recipients are first-

generation college students. As founding members of the Sundance Ignite program, we’ve helped young, aspiring filmmakers tap into their creativity to shape the future of filmmaking. Most recently, we launched the Women at Sundance Adobe fellowship to empower more female artists in the field of filmmaking.
We were honored to receive the 2019 Hope Award from the National Center for Missing and Exploited Children for our ongoing work to further their mission of keeping every child safe.
Investing in a Sustainable Future
Corporations and people can’t succeed without a healthy planet. We stand for bold action to protect the environment. In December, I joined 70 other CEOs in signing a statement of our continued support for the Paris Climate Agreement. We all have a part to play in mitigating climate change, and businesses must step up to lead the fight.
In our pursuit to achieve 100% renewable energy by 2035, we quadrupled our renewable electricity deployment in 2019 without the use of offsets or unbundled renewable energy credits — and we will exceed 50% renewable electricity by 2022.
Through our products, we’re working to help our customers conserve natural resources. For example, for every 1 million transactions that use Adobe Sign instead of traditional printing, we save an estimated 27 million gallons of water, 1.5 million pounds of waste and 23.4 million pounds of CO2e. Creative Cloud enables design, digital prototyping and workflows that reduce physical production and transportation and their accompanying emissions.
As a result of these actions and our unwavering commitment to protect our planet, we were proud to be named to both the Dow Jones Sustainability Index and the CDP A List in 2019 for the fourth consecutive year.
Looking Ahead
After more than 20 years at Adobe, what energizes me and makes me proud is seeing the far-reaching impact Adobe technologies have today and the future we can build. As CEO of Adobe, my greatest joy comes from seeing our customers light up when they talk about our products — whether that’s running into a Lightroom user in a coffee shop who proudly shows me his latest creation, talking to a small business owner who is using Adobe Scan, Adobe Acrobat and Adobe Sign to go paperless, or meeting with a CEO from a financial services company that’s transforming her business with Experience Cloud. Their passion and creativity are contagious and inspire us to continue to create game-changing innovations.
Our 23,000 global employees endeavor to have a resounding impact on creativity, business and society and are committed to furthering our mission to Change the World Through Digital Experiences. As we think about the opportunity ahead, we believe our long-term success rests on our ability to focus on our employees, customers and communities just as much as the bottom line.
With our strong track record of performance, compelling strategy, exceptional team, loyal customers and strong values to guide us, we are well-positioned in this new decade and beyond. Adobe’s best days are ahead, and I am honored to lead such an exceptional company. Thank you for your support.
Sincerely,
Shantanu Narayen
Chairman, President & CEO
Adobe Inc.

Notice of Annual Meeting of Stockholders

Date	Thursday, April 9, 2020
Time	9:00am Pacific Time
Location	Almaden Tower Adobe San Jose 151 Almaden Boulevard. San Jose, California 95110
Record Date
Close of business on February 12, 2020
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Jose, California for the ten days prior to the meeting for any purpose related to the meeting.

Items of Business	Board Recommendation

1. Elect eleven members of our Board of Directors named herein to serve for a one-year term.	FOR each director nominee
2. Approve the 2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Stock Purchase Plan.	FOR
3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 27, 2020.	FOR
4. Approve, on an advisory basis, the compensation of our named executive officers.	FOR
5. Consider and vote upon one stockholder proposal.	AGAINST
Important Notice Regarding the Availability of Proxy Materials: We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2019 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as how to request a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
Your vote is important. Please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by signing, dating and mailing it in the envelope provided.

By order of the Board of Directors,

Dana Rao Executive Vice President, General Counsel & Corporate Secretary
February 28, 2020
San Jose, California

Proxy Statement for 2020 Annual Meeting of Stockholders

i | Adobe Inc.

2020 Proxy Statement | ii

Information Concerning Solicitation and Voting
Our Board of Directors (the “Board”) is soliciting proxies for our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Thursday, April 9, 2020, at 9:00 a.m. local time at our Almaden Tower building located at 151 Almaden Boulevard, San Jose, California 95110. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110, and our telephone number is (408) 536-6000.
The proxy materials, including this proxy statement, proxy card and our 2019 Annual Report, are being distributed and made available on or about February 28, 2020. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2020 Annual Meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about February 28, 2020 to most of our stockholders who owned our common stock at the close of business on the record date, February 12, 2020. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.
The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We have also retained Innisfree M&A Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $20,000 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

1 | Adobe Inc.

Questions and Answers

Q:	Who may vote at the 2020 Annual Meeting?

A:
Our Board set February 12, 2020 as the record date for the meeting. If you owned our common stock at the close of business on February 12, 2020, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of February 12, 2020, there were 483,268,215 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the quorum requirement for the 2020 Annual Meeting?

A:	A majority of our outstanding shares entitled to vote as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you are entitled to vote and you:

• are present in person at the meeting; or
• have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the 2020 Annual Meeting?

A:	There are five proposals scheduled to be voted on at the meeting:

• Election of eleven members of our Board named herein to serve for a one-year term;

• Approval of the 2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Stock Purchase Plan;

• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 27, 2020;

• Approval, on an advisory basis, of the compensation of our named executive officers; and

• Consider and vote upon one stockholder proposal.

We will also consider any other business that properly comes before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

2020 Proxy Statement | 2

Q:	Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?

A:
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://www.icsdelivery.com/adobe and enroll for online delivery of annual meeting and proxy voting materials.

Q:	How can I get electronic access to the proxy materials?

A:
You can view the proxy materials on the Internet at http://www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Our proxy materials are also available on our Investor Relations website at http://www.adobe.com/adbe.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at our Almaden Tower building located at 151 Almaden Boulevard, San Jose, California 95110. If you need directions to the meeting, please contact Adobe Investor Relations at ir@adobe.com.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Delaware law specifically permits electronically transmitted proxies as long as they contain or are submitted with information from which the inspector of elections can determine that the proxy was authorized by the stockholder. The Internet voting procedures for the 2020 Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

3 | Adobe Inc.

By Mail.  If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	What happens if I do not give specific voting instructions?

A:
Registered Stockholder of Record. If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 27, 2020 (Proposal 3), is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. The election of directors (Proposal 1), the approval of the 2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Share Purchase Plan (Proposal 2), the advisory vote on executive compensation (Proposal 4) and the vote on the stockholder proposal (Proposal 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1, 2, 4 and 5.

Q:	How can I revoke my proxy and change my vote?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 8, 2020 (your latest telephone or Internet proxy is counted); or by attending the meeting and voting in person by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

2020 Proxy Statement | 4

Board of Directors and Corporate Governance
Our Board of Directors
Our business is managed under the direction of our Board of Directors, which is currently composed of eleven members. Adobe’s stockholders elect the company’s Board members annually, and all of our current directors were elected by our stockholders to serve for a term expiring at the 2020 Annual Meeting.
The following table sets forth the name, role, age as of February 28, 2020, tenure, and committee assignments for each of our directors (all of whom are also nominees for election as a director at the 2020 Annual Meeting).

					Committee Memberships(1)
	Role	Age	Director Since	Independent	Audit Committee	Executive Compensation Committee	Nominating and Governance Committee
Amy Banse	Director	60	2012
Frank Calderoni	Director(2)	62	2012
James Daley	Lead Director(2)	78	2001
Laura Desmond	Director	54	2012
Charles Geschke	Director	80	1983
Shantanu Narayen	Chairman	56	2007
Kathleen Oberg	Director	59	2019
Dheeraj Pandey	Director	44	2019
David Ricks	Director	52	2018
Daniel Rosensweig	Director	58	2009
John Warnock	Director	79	1983

Chair
_________________________

(1)	If director nominees are elected by stockholders, committee composition immediately following the 2020 Annual Meeting will be:

•	Audit Committee: Kathleen Oberg (chair), James Daley, Dheeraj Pandey, and Dan Rosensweig.

•	Executive Compensation Committee (unchanged): Amy Banse (chair), Laura Desmond, and David Ricks.

•	Nominating and Governance Committee: Frank Calderoni (chair), Amy Banse, and Kathleen Oberg.

(2)	Mr. Calderoni will succeed Mr. Daley as Lead Director, effective immediately following the 2020 Annual Meeting.

5 | Adobe Inc.

Age of Directors	Minority Representation	Tenure of Director Nominees
Average Age: 62 years old		Average Tenure: 13.2 years*

* Excluding co-founders Chuck Geschke and John Warnock, who have served on the Board since the Company’s inception, the remaining nine nominees have an average tenure of 7.9 years.
The following table highlights the number of our director nominees who share certain categories of attributes and experiences that uniquely qualify them to serve on our Board of Directors. We believe the diversity of experiences and qualifications represented by our directors is critical to Adobe’s success. We have narrowly tailored and defined these categories, although inclusion in certain categories will in many cases provide experience and expertise covered by other categories. For example, directors with CEO experience will also have gained significant exposure to operational and regulatory issues.

Attributes and Experience of Board Members
11	Executive Leadership	Directors who have served as a founder, CEO or CEO-equivalent, senior executive, or business unit leader of a company with a deep understanding of company offerings and industry
11	Global Leadership	Directors with leadership experience in a global company overseeing non-U.S. operations, diverse economic landscapes, and working with various cultures
4	Technologist	Directors with extensive experience in software products, services, engineering or development, computer science, information technology, cyber-security, or technology research and development
11	Business Development & Strategy	Directors with expertise in strategic planning, mergers and acquisitions, growth strategies, or business expansion
3	Sales, Marketing & Brand Management	Directors with specific and extensive career experience focusing on sales management, marketing campaign management, marketing/advertising products and services, or public relations
11	Finance or Accounting
Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures, or internal financial controls

4	Legal or Regulatory
Directors with governmental policy, legal knowledge, or experience with compliance and regulatory issues within a public company or a regulatory body, including any individual who has a CPA, JD, or significant CFO experience

2020 Proxy Statement | 6

Attributes and Experience of Board Members
6	Operations	Directors having expertise in business operations management, supply chain management, integration, or distribution
9	Public Company Board Service / Governance	Directors who currently serve, or have served, on other public company boards
Considerations in Evaluating Director Nominees
The Board identified the following general criteria for consideration when evaluating board member nominees, and composition of the Board.

•	Exercises logical, thorough, objective, sound and rational judgment when representing the best interests of all Adobe stockholders

•	Possesses experience and expertise relevant to expanding the breadth of the Board’s collective knowledge, skill set and attributes

•
Proves and reinforces board member’s commitment to achieving Adobe’s long-term objectives by prioritizing and investing the attention necessary to fulfill Board membership-related duties, attendance obligations and responsibilities

•	Maintains and increases diversity in professional experience, personal experience, expertise, culture, race, ethnicity and gender among the Board members

•	Understands elements relevant to the success of a publicly-traded company, including the importance of best practices in corporate governance

•	Demonstrates integrity and ethics in such candidate’s personal and professional life

7 | Adobe Inc.

Director Nominees for Election for a One-Year Term Expiring in 2021

Amy Banse
Director since 2012
Age 60

Committees: Executive Compensation Committee (Chair) and Nominating and Governance Committee

Ms. Banse serves as Managing Director and Head of Funds, Comcast Ventures and Senior Vice President, Comcast Corporation, a global media and technology company. Prior to this role, she was President of Comcast Interactive Media (CIM), a division of Comcast responsible for developing Comcast's online strategy and operating Comcast's digital properties, including Fandango, Xfinity.com and Xfinitytv.com. Ms. Banse joined Comcast in 1991 and spent the early part of her career at Comcast overseeing the development of Comcast's cable network portfolio. She received a B.A. from Harvard and a J.D. from Temple University School of Law.

As the Managing Director and Head of Funds for Comcast Ventures and Senior Vice President, Comcast Corporation, as well as her prior executive positions, including President of CIM, Ms. Banse has extensive executive leadership experience, as well as extensive knowledge of financial and strategic issues. She also brings to the Board a deep expertise in global media and technology organizations in online business.

Other Public Company Board Service:
The Clorox Company

Frank Calderoni
Director since 2012
Age 62

Committees: Audit Committee (Chair) and Nominating and Governance Committee.

Mr. Calderoni will succeed Mr. Daley as Lead Director, step down from the Audit Committee and succeed Mr. Daley as chair of the Nominating and Governance Committee, each effective immediately following the 2020 Annual Meeting.

Mr. Calderoni currently serves as the President and Chief Executive Officer of Anaplan, a planning and performance management platform provider. Prior to joining Anaplan in January 2017, he served as Executive Vice President, Operations and Chief Financial Officer at Red Hat from June 2015 to December 2016. Until June 2015, he was an Executive Advisor at Cisco, a designer, manufacturer and seller of IP-based networking and other products related to the communications and information technology industry. From 2008 to January 2015, Mr. Calderoni served as Executive Vice President and Chief Financial Officer at Cisco, managing the company's financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at IBM, a global services, software and systems company, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an M.B.A. in Finance from Pace University.

As a result of his position at Anaplan, as well as his past service as chief financial officer of publicly traded global technology companies, Mr. Calderoni brings to the Board abundant financial expertise that includes extensive knowledge of the complex financial and operational issues facing large global companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He provides the Board and Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his senior executive positions, Mr. Calderoni has demonstrated his global leadership and business acumen.

Other Public Company Board Service:
Anaplan, Inc. Palo Alto Networks, Inc. from 2016 to 2019

2020 Proxy Statement | 8

James Daley
Director since 2001, Lead Director since 2017
Age 78

Committees: Nominating and Governance Committee (Chair)

Mr. Daley will step down as Lead Director and as chair of the Nominating and Governance Committee and join the Audit Committee, each effective immediately following the 2020 Annual Meeting.

Mr. Daley has been an independent consultant since his retirement in July 2003 from Electronic Data Systems Corporation (EDS), an information technology service company. Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003, and as its Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. From 1963 until his retirement in 1998, Mr. Daley was with Price Waterhouse, where he served as Co-Chairman-Operations and Vice-Chairman-International from 1988 to 1998. From 1985 to 1997 he was a member of the U.S. firm's Policy Board and from 1990 to 1998 a member of the firm's World Board. Mr. Daley holds a B.B.A. from Ohio University where he served for over twenty years as a Trustee of The Ohio University Foundation, including Chairing the Foundation's Board of Trustees from 1997 to 2002.

With more than 35 years of service with the international accounting firm Price Waterhouse, as well as his past service as the Chief Financial Officer of a publicly traded global technology company, and his board level experience with Price Waterhouse, The Guardian Life Insurance Company of America and The Ohio University Foundation, Mr. Daley brings to the Board extensive expertise related to the business, operational and financial issues facing large global technology corporations, as well as a comprehensive understanding of international business, regulatory compliance and corporate governance matters.

Other Public Company Board Service:
The Guardian Life Insurance Company of America from 1998 to 2016

Laura Desmond
Director since 2012
Age 54

Committees: Executive Compensation Committee

Ms. Desmond is currently Founder and CEO of Eagle Vista Partners, a strategic advisory and investment firm focused on marketing and digital technology, and an Operating Partner in the Media & Technology Practice at Providence Equity Partners, a private equity investment firm. Prior to this, she was the Chief Revenue Officer of Publicis Groupe, a group of global marketing, communication and business transformation companies from December 2016 to December 2017. From 2008 to December 2016 she was the Global Chief Executive Officer of Starcom MediaVest Group (SMG), a global marketing and media services company which is part of the Publicis Groupe. Prior to her appointment as Global Chief Executive Officer in 2008, Ms. Desmond was Chief Executive Officer of SMG - The Americas from 2007 to 2008 where she managed a network spanning the United States, Canada and Latin America. She was Chief Executive Officer of MediaVest, based in New York, from 2003 to 2007, and from 2000 to 2002 she was Chief Executive Officer of SMG's Latin America group. She holds a B.B.A. in Marketing from the University of Iowa.

With her extensive experience as a strategist, consultant and investor working with global marketers, media companies and brands, including serving as Chief Revenue Officer of Publicis Groupe and Global Chief Executive Officer of SMG, Ms. Desmond brings to the Board a deep expertise in global media and marketing technology organizations, leadership capabilities and business acumen. In addition, her present and past service on other boards gives her valuable knowledge and perspective. As an expert in the marketing space, Ms. Desmond speaks frequently with Adobe’s management outside of scheduled board meetings to provide specific insight regarding Adobe’s Digital Experience business.

Other Public Company Board Service:
Capgemini SE

9 | Adobe Inc.

Charles Geschke Co-Founder
Director since 1983
Age 80

Committees: None

Dr. Geschke was a founder of Adobe and served as our Chairman of the Board from September 1997 to January 2017, sharing that office with John Warnock. Dr. Geschke was our Chief Operating Officer from December 1986 until July 1994 and our President from April 1989 until his retirement in April 2000. He holds a Ph.D. in Computer Science from Carnegie Mellon University as well as an M.S. in Mathematics and an A.B. in Classics, both from Xavier University.

As a co-founder of Adobe and its former President and Chief Operating Officer, Dr. Geschke has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provide the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. As former Co-Chairman of the Board, Dr. Geschke has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Shantanu Narayen Chairman
Director since 2007. Chairman since 2017.
Age 56

Committees: None

Mr. Narayen currently serves as our President, Chief Executive Officer and Chairman of the Board. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board of Directors. In January 2017, he was named our Chairman of the Board. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.

As our President, Chief Executive Officer, Chairman of the Board and as an Adobe employee for more than 20 years, Mr. Narayen brings to the Board extensive leadership and industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by Adobe, and management’s current and future strategy and plans. In addition, his service on other boards gives him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Other Public Company Board Service:
Pfizer, Inc. (lead independent director)

2020 Proxy Statement | 10

Kathleen Oberg
Director since 2019
Age 59

Committees: Audit Committee. Ms. Oberg will join the Nominating and Governance Committee and chair the Audit Committee, both effective immediately following the 2020 Annual Meeting.

Ms. Oberg currently serves as Executive Vice President and Chief Financial Officer for Marriott International, Inc. Beginning in 2013 and until January 2016, Ms. Oberg served as Chief Financial Officer for Ritz-Carlton. From 2008 until she joined the Ritz-Carlton in 2013, Ms. Oberg served as Marriott’s Senior Vice President, Corporate Development Finance and from 2006 to 2008, she served as Marriott’s Senior Vice President, International Project Finance and Asset Management for Europe, the Middle East and Africa, and as the senior finance executive for the region. Ms. Oberg’s career with Marriott began in 1999 where she served as a member of its Investor Relations group. Prior to initially joining Marriott in 1999, Ms. Oberg held various financial leadership positions with Sodexo, Sallie Mae, Goldman Sachs and Chase Manhattan Bank. Ms. Oberg holds a B.S. in Commerce with concentrations in Finance/Management Information Systems from the University of Virginia, McIntire School of Commerce and an M.B.A from the Stanford University Graduate School of Business.

As a result of her position at Marriott and her past service in financial leadership positions, Ms. Oberg brings to the Board financial expertise, including an in-depth knowledge of financial reporting rules and regulations, and accounting principles. Her deep understanding of the multifaceted financial and operational issues affecting large global organizations and leadership experience with development projects and merger and acquisition opportunities brings the Board and Audit Committee valuable insight into preparing long-range plans, annual budgets, and capital allocation strategy.

Dheeraj Pandey
Director since 2019
Age 44

Committees: Audit Committee

Mr. Pandey co-founded Nutanix in 2009 and currently serves as its Chief Executive Officer and as the Chairman of its board of directors. He also served as the President of Nutanix from September 2009 until February 2016. From February 2009 to September 2009, Mr. Pandey served as Vice President, Engineering at Teradata Corporation (fka Aster Data Systems), a data management and analysis software company, and from September 2007 to February 2009 as its Director of Engineering. Prior to joining Teradata, Mr. Pandey served in software engineering roles at Oracle Corporation, Zambeel, Inc., and Trilogy Software, Inc. Mr. Pandey holds a B. of Tech. in Computer Science from the Indian Institute of Technology, Kanpur, and a M.S. in Computer Science from the University of Texas at Austin. He was a Graduate Fellow of Computer Science in the University of Texas at Austin Ph.D. program.

With his experience in the technology industry as a global executive leader and technologist, including co-founding and serving as Chief Executive Officer, Chairman, and President of Nutanix and as a software engineer at various companies over the course of nearly 20 years, Mr. Pandey brings to the Board engineering expertise, financial acumen, an in-depth understanding of the technology landscape, and valuable insight on growing a company from a start-up to a publicly traded company.

Other Public Company Board Service:
Nutanix, Inc.

11 | Adobe Inc.

David Ricks
Director since 2018
Age 52

Committees: Executive Compensation Committee

Mr. Ricks currently serves as Chief Executive Officer of Eli Lilly and Company and became Chairman of the Eli Lilly and Company board of directors in June 2017. Prior to January 2017, Mr. Ricks served as President of Lilly Bio-Medicines. From 2009 to 2012, he served as President of Lilly USA, the company’s largest affiliate. Mr. Ricks served as President and General Manager of Lilly China, operating in one of the world’s fastest-growing emerging markets, from 2008 to 2009. He was general manager of Lilly Canada from 2005 to 2008, after roles as Director of Pharmaceutical Marketing and National Sales Director in Canada. Mr. Ricks joined Eli Lilly and Company in 1996 as a Business Development Associate and held several management roles in U.S. marketing and sales before moving to Lilly Canada. Mr. Ricks earned a Bachelor of Science from Purdue University in 1990 and an MBA from Indiana University in 1996.

As Chair and CEO of a large, innovation-focused, global company, Mr. Ricks brings to the Board executive leadership, marketing, sales and financial expertise, business acumen and relevant worldwide operational insight.

Other Public Company Board Service:
Eli Lilly and Company (Chairman of the board of directors) Elanco Animal Health, Inc. from 2018 to 2019

Daniel Rosensweig
Director since 2009
Age 58

Committees: Audit Committee

Mr. Rosensweig is currently President, Chief Executive Officer and Chairman of the board of directors of Chegg.com, an online textbook rental company. Prior to joining Chegg.com in February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo!, which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served for 18 years with Ziff-Davis, an integrated media and marketing services company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when ZDNet was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.

As a result of his current executive position at Chegg.com, as well as his former positions as a senior executive at global media and technology organizations, Mr. Rosensweig provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

Other Public Company Board Service:
Chegg, Inc. Time Inc. from 2017 to 2018

2020 Proxy Statement | 12

John Warnock Co-Founder
Director since 1983
Age 79

Committees: None

Dr. Warnock was a founder of Adobe and was our Chairman of the Board from April 1989 to January 2017. From September 1997 to January 2017, he shared the position of Chairman with Dr. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock holds a Ph.D. in Electrical Engineering, an M.S. in Mathematics, and a B.S. in Mathematics and Philosophy from the University of Utah.

As a co-founder of Adobe and its former Chief Executive Officer, Chief Technical Officer and Chairman of the Board, Dr. Warnock has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provide the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. As former Co-Chairman of the Board of Directors of Adobe and Chairman of the board of Salon, Dr. Warnock has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Other Public Company Board Service:
Salon Media Group, Inc. from 2001 to 2017

13 | Adobe Inc.

Independence of Directors
As required by the NASDAQ listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.
After review of all relevant transactions and relationships between each director, any of their family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Ms. Banse, Mr. Calderoni, Mr. Daley, Ms. Desmond, Dr. Geschke, Ms. Oberg, Mr. Pandey, Mr. Ricks, Mr. Rosensweig and Dr. Warnock. During their terms of service in fiscal year 2019, Mr. Barnholt and Mr. Burgess were also determined to be independent directors.
Board Leadership Structure
Each year, our Board evaluates whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. Given the dynamic and competitive environment in which Adobe operates, the Board believes that Adobe and our stockholders are best served by a Chairman who has broad and deep knowledge of Adobe’s business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for stockholders. Based on these considerations, the Board has determined that, at this time, our Chief Executive Officer, Shantanu Narayen, is the director best qualified to serve in the role of Chairman. The Board believes that Mr. Narayen’s combined role enables decisive leadership, ensures clear accountability and enhances the Board’s ability to focus its meetings on the issues most critical to Adobe’s success, as well as Adobe’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.
To maintain an appropriate level of independent checks and balances in our corporate governance, our Corporate Governance Guidelines provide that if the Chairman of the Board and the Chief Executive Officer are the same person, the independent members of the Board will annually select an independent director to serve in a lead capacity, who we refer to as our Lead Director. Our Board believes that there are advantages to having a Lead Director for matters such as communications and relations among our Board, the Chief Executive Officer and other members of senior management and in assisting our Board in reaching consensus on particular strategies and policies. James Daley has served as Lead Director for the past three years, and the independent members of our Board have selected Frank Calderoni to serve as Lead Director effective immediately following the 2020 Annual Meeting.
Our Lead Director coordinates the activities of the other independent directors and has the following additional responsibilities, as outlined in a Lead Director Charter adopted by the Board and available on our website at http://www.adobe.com/investor-relations/governance.html:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
working to optimize Board performance through regular feedback that ensures that diverse viewpoints of all directors are heard, and creating a climate of constructive candor in which frank and thoughtful discussion occurs;

•	meeting with the Chairman and Chief Executive Officer to discuss Board agendas, materials and the schedule of meetings;

•	calling meetings of the independent directors, as needed;

•	providing feedback to directors in connection with the periodic Board evaluation process;

2020 Proxy Statement | 14

•	administering, with the Chair of the Executive Compensation Committee, the Board’s evaluation of the performance of the Chairman and Chief Executive Officer; and

•	making himself available for communication with Adobe’s significant stockholders.
Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides Adobe with the benefits of combining the leadership role of Chairman and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.
Fiscal Year 2019 Board and Committee Meetings
During fiscal year 2019, our Board held seven meetings, and its three standing committees — Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee — collectively held 19 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served in fiscal year 2019. Members of our Board are encouraged to attend our annual meetings of stockholders. All 11 of our current Board members attended our 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”).
The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2019:

Name	Board	Audit	Executive Compensation	Nominating and Governance

Number of meetings held in fiscal year 2019	7	8	7	4
Committees of the Board
Audit Committee
Our Audit Committee consists of Mr. Calderoni, Ms. Oberg, Mr. Pandey, and Mr. Rosensweig. The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee’s responsibilities include:

•	the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence;

•	reviewing and approving the planned scope of our annual audit;

•	overseeing our independent registered public accounting firm’s audit work;

•	reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm;

•	reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls;

•	reviewing our critical accounting policies and the application of accounting principles;

•	monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation;

15 | Adobe Inc.

•	reviewing our policies and practices with respect to swaps transactions;

•	overseeing Adobe’s worldwide investment policy;

•	overseeing the performance of our internal audit function;

•
establishing procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing relevant elements of Adobe’s enterprise risk management program, including elements related to cyber-security, privacy, and Adobe’s information and technology security policies; and

•	reviewing our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm.
The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. See “Report of the Audit Committee” contained in this proxy statement.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Mr. Daley, Ms. Banse, and Mr. Calderoni. The Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding corporate governance matters and candidates for director. The committee also:

•	makes recommendations with respect to the composition of our Board and its committees;

•	reviews and makes recommendations regarding the functioning of our Board as an entity;

•	recommends corporate governance principles applicable to Adobe;

•	manages periodic review, discussion and evaluation of the performance of our Board, its committees and its members;

•	assesses the independence of our directors;

•
reviews and approves or disapproves any related-person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties; and

•	reviews the board memberships of other entities held by members of the Board and approves such memberships for our executive officers.

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If requested by the Board, the Nominating and Governance Committee also may assist our Board in reviewing and assessing management development and succession planning for our executive officers. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the criteria, attributes and experience discussed above in “Our Board of Directors.” In reviewing potential candidates, the Nominating and Governance Committee will also consider all relationships between any proposed nominee and any of Adobe’s stockholders, competitors, customers, suppliers or other persons with a relationship to Adobe. In addition, the Nominating and Governance Committee believes it is appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that each member of our Executive Compensation Committee be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable NASDAQ listing standards.
The Nominating and Governance Committee, from time to time, retains for a fee one or more third-party search firms to identify suitable candidates.
The Nominating and Governance Committee considers stockholder recommendations for candidates for the Board of Directors. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the recommending stockholder’s ownership of company stock must be sent to the attention of our Corporate Secretary. In August 2016, the Board amended our Bylaws to implement proxy access. Under Article III, Section 6 of our Bylaws, a stockholder (or group of up to twenty stockholders) owning at least three percent of Adobe’s outstanding shares of common stock continuously for at least three years may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided the stockholders and nominees satisfy the requirements specified in our Bylaws. In addition to proxy access nominations, any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders. In either case, a stockholder who wishes to formally nominate a candidate must comply with the notice, information and consent provisions contained in our Bylaws, including that the notice must include information required pursuant to Section 14 of the Exchange Act. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders. The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.
Executive Compensation Committee
Our Executive Compensation Committee consists of Ms. Banse, Ms. Desmond, and Mr. Ricks. The Executive Compensation Committee sets and administers the policies that govern, and reviews and approves, all compensation of our executive officers, including cash, equity and other compensation programs. The Executive Compensation Committee is also responsible for making recommendations to the Board concerning Board and committee compensation. The Executive Compensation Committee may also review and approve equity-based compensation grants to our non-executive officer employees and consultants; however, restricted stock unit grants to our non-executive officer employees are generally approved by a Management Committee for Employee Equity Awards appointed by the Board and currently consisting of our Chief Executive Officer and Chief Human Resources Officer & Executive Vice President, Employee Experience within parameters established by the Executive Compensation Committee. See “Granting Guidelines for Equity Compensation” and “Role of Our Executive Compensation Committee, External Compensation Consultant and Management” under “Compensation Discussion and Analysis—Equity-Related Policies” for additional information. In addition, the Executive Compensation Committee

17 | Adobe Inc.

reviews our stock ownership guidelines for senior management, which are described below in “Compensation Discussion and Analysis—Equity-Related Policies—Stock Ownership Guidelines.”
The Executive Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. In connection with this oversight, the Executive Compensation Committee reviews and approves annual performance objectives and goals relevant to our executive officers. The Executive Compensation Committee oversees all matters related to stockholder approval of executive compensation, including the advisory vote on named executive officer compensation, and evaluates the risk-taking incentives and risk management of our compensation policies and practices. The Executive Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Executive Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
Compensation Committee Interlocks and Insider Participation
There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2019. No members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2019, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
Transactions with Related Persons
Review, Approval or Ratification of Transactions with Related Persons
Adobe’s Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere, or appear to interfere, with their ability to act in the best interests of Adobe.
In addition, pursuant to its written charter, the Nominating and Governance Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties. The Nominating and Governance Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.
Transactions with Related Persons
Since the beginning of fiscal year 2019, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, where the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business we engage in arms-length transactions with companies in which members of the Board or our executive team have professional relationships.

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Communications with the Board
Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to:
Stockholder Communications
Adobe Inc.
345 Park Avenue
San Jose, California 95110, USA
All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.
Corporate Governance Guidelines & Code of Business Conduct and Ethics
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://www.adobe.com/investor-relations/governance.html.
Code of Business Conduct
We have also adopted a Code of Business Conduct applicable to all officers, directors and employees of Adobe as required by applicable NASDAQ listing standards. This Code of Business Conduct is publicly available on our website at http://www.adobe.com/company/integrity.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2019.
Code of Ethics
We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://www.adobe.com/investor-relations/governance.html. If we make any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at http://www.adobe.com/company/integrity.html or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2019.
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board takes an active role in reviewing Adobe’s corporate strategy and priorities on an ongoing basis,

19 | Adobe Inc.

and also encourages management to promote a culture that actively manages risks as a part of Adobe’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing Adobe. Throughout the year, senior management reviews these risks with the Board at regular Board and committee meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate such risks. The Board regularly provides management with input on these risks and mitigation steps.
Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to oversee our major cyber-security, privacy, information security, and financial risk exposures and the steps our management has taken to monitor and control these exposures, as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. Our Nominating and Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and approves or disapproves any related-persons transactions. Our Executive Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, which determination is reviewed by our Audit Committee.
Risk Analysis of Performance-Based Compensation Plans
Our Executive Compensation Committee believes that our employee compensation programs do not encourage excessive and unnecessary risk-taking that would be reasonably likely to have a material adverse effect on Adobe. The Executive Compensation Committee oversaw the performance of a risk assessment of our compensation programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The Executive Compensation Committee considered the findings of the assessment conducted internally and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
Although the majority of target total direct compensation provided to our executive officers is incentive based, the Executive Compensation Committee believes that our executive compensation programs have been designed with appropriate controls and other mitigating measures to prevent excessive and unnecessary risk taking. Incentive-based employee compensation programs typically make up a smaller percentage of our other employees’ overall compensation and therefore provide less motivation for risk taking. The design of these compensation programs is intended to encourage our employees to remain focused on both short- and long-term operational and financial goals of the company in several key respects:

•
While our Executive Annual Incentive Plan for fiscal year 2019 focused on the achievement of bookings and recurring revenue targets, it also included an individual performance component with objectives for many of our executives relating to strategic objectives. Our Executive Annual Incentive Plan for fiscal year 2020 adds revenue and profitability metrics, incentivizing disciplined growth and expense management. It also caps the Financial Performance Result at 125%, limiting any incentives for unnecessary risk taking.

•
Our Performance Share Program is based on Adobe’s total stockholder return (“TSR”) over a three-year period relative to the companies in the NASDAQ 100 Index, rewarding sustained, measurable performance over a three-year period. In the event Adobe’s TSR places in the bottom 25% relative to the companies in the NASDAQ 100 Index, no shares will be awarded, meaning our executives will be rewarded only when Adobe’s stock is performing adequately relative to the market.

2020 Proxy Statement | 20

•
Our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.

•	Our performance-based plans include a 200% cap of the target awards. We believe this cap limits the incentive for excessive risk-taking by our executives.

•
For our employees below the vice president level, equity incentive awards are solely in the form of restricted stock units (“RSUs”) that vest over four years. Annual equity incentive awards for our executive officers and certain senior employees for fiscal year 2019 and 2020 include RSUs that vest 25% upon the one-year anniversary of the vesting commencement date, and 6.25% quarterly thereafter and performance shares that vest 100% after a three-year cliff, providing strong employee retention incentives and encouraging executive officers and such other employees to focus on sustained stock price appreciation over the long term. Generally, stock options are not granted to members of our Board, our executive officers or any other employees.

•
Our officers at the senior vice president level and above are all subject to, and in compliance with, our stock ownership guidelines, described under “Compensation Discussion and Analysis—Equity-Related Policies—Stock Ownership Guidelines,” which encourage a robust level of stock ownership aligning our executives’ long-term interests with those of our stockholders.

•	Our Insider Trading Policy prohibits all employees and officers from pledging shares, engaging in short sales or hedging transactions involving Adobe’s securities.

•	We have a clawback policy for certain performance-based incentive compensation of our executive officers.
Board Evaluation
On a regular basis, we engage an outside advisor to conduct a comprehensive Board self-evaluation to assess the effectiveness of our Board, committees and members. The process is facilitated by an independent third party to preserve integrity and anonymity of the Board members and company’s senior executives. The evaluation process facilitator meets with each director and some of the company’s senior executives individually to obtain and compile responses to the evaluation, which includes feedback from Board members on other Board members, for review by the Board and senior executives of the company.
The Board and senior executives of the company then review and discuss the evaluation results and any actions to be taken as a result of the discussion. The results are used to inform Board and committee composition and refreshment, including expansion and refinement of the attributes and experience criteria for Board membership, and to address the evolving needs of the company. The evaluation aims (1) to find opportunities where our Board and committees can improve their performance and effectiveness, (2) to assess any need to evolve the composition and expertise of our Board, and (3) to assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines and committee charters.

21 | Adobe Inc.

Director Compensation for Fiscal Year 2019
The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Adobe’s non-employee directors during fiscal year 2019. As an employee director, Mr. Narayen does not receive compensation for service as a director.

Name	Fees Earned or Paid in Cash(2)(3)(4) ($)	Stock Awards(5)(6) ($)	Option Awards ($)(7)	Total ($)

Charles M. Geschke	60,000	291,706	—	351,706
John E. Warnock	60,000	291,706	—	351,706
Amy L. Banse	100,000	291,706	—	391,706
Edward W. Barnholt(1)	27,198	—	—	27,198
Robert K. Burgess(1)	29,011	—	—	29,011
Frank A. Calderoni	110,000	291,706	—	401,706
James E. Daley	130,000	291,706	—	421,706
Laura B. Desmond	75,000	291,706	—	366,706
Kathleen Oberg	68,572	356,814	—	425,386
Dheeraj Pandey	68,572	356,814	—	425,386
David A. Ricks	75,000	291,706	—	366,706
Daniel L. Rosensweig	80,000	291,706	—	371,706
_________________________

(1)	Mr. Barnholt and Mr. Burgess retired from the Board effective on April 11, 2019.

(2)	Director fees were paid at the end of the quarter for which services were provided.

(3)	The following table provides a breakdown of the annual retainers and committee fees earned or paid in cash:

Name	Annual Board Retainers ($)	Audit Committee Fees ($)	Executive Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)	Total ($)

Dr. Geschke	60,000	—	—	—	60,000
Dr. Warnock	60,000	—	—	—	60,000
Ms. Banse	60,000	—	30,000	10,000	100,000
Mr. Barnholt*	21,758	—	5,440	—	27,198
Mr. Burgess*	21,758	7,253	—	—	29,011
Mr. Calderoni	60,000	40,000	—	10,000	110,000
Mr. Daley	110,000	—	—	20,000	130,000
Ms. Desmond	60,000	—	15,000	—	75,000
Ms. Oberg**	51,429	17,143	—	—	68,572
Mr. Pandey**	51,429	17,143	—	—	68,572
Mr. Ricks	60,000	—	15,000	—	75,000
Mr. Rosensweig	60,000	20,000	—	—	80,000

*	Annual board retainer and committee fees are prorated for Mr. Barnholt and Mr. Burgess as they retired from the Board effective on April 11, 2019.

2020 Proxy Statement | 22

**	Annual board retainer fees and Audit Committee fees for Ms. Oberg and Mr. Pandey are prorated as they were added to the Board and the Audit Committee on January 22, 2019.

(4)
Mr. Calderoni, Mr. Daley, Ms. Desmond, Mr. Pandey and Mr. Rosensweig each deferred all cash fees pursuant to Adobe’s Deferred Compensation Plan and Ms. Oberg deferred 75% of cash fees. For more information on this plan, see “Deferred Compensation Plan” below.

(5)
On April 12, 2019, each non-employee director then sitting on the Board received an RSU grant per the terms of the Board’s 2019 Non-Employee Director Compensation Policy, as described below. Ms. Banse, Mr. Calderoni, Mr. Daley and Mr. Rosensweig each elected to defer 100% of their RSU awards granted in 2019 pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see “Deferred Compensation Plan” below.

(6)
These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects the grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 Compensation - Stock Compensation, disregarding estimates of forfeitures related to service-based vesting conditions. Each director received 1,073 RSUs with a value of $271.86 per share as of April 12, 2019. Additionally, Ms. Oberg and Mr. Pandey each received 267 shares with a value of $243.85 per share as of January 22, 2019 for joining our Board. At 2019 fiscal year end, each non-employee director held a total of 1,073 unvested RSUs.

(7)	As of November 29, 2019, Dr. Geschke held vested stock options to purchase in aggregate 16,764 shares of our common stock. He was the only non-employee director to hold such options.
Compensation Philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation to reward them for a year of service in fulfilling their oversight responsibilities. Adobe does not compensate its management director (our Chief Executive Officer) for Board service in addition to his regular employee compensation.
Decisions regarding the non-employee director compensation program are approved by our full Board based on recommendations by the Executive Compensation Committee. In making such recommendations, the Committee evaluates the appropriate level and form of compensation for non-employee directors and considers potential changes, if any. The Executive Compensation Committee considers advice from Compensia, when appropriate, including consideration of the director compensation practices of peer companies. The Executive Compensation Committee also considers the extent to which our Board compensation practices align with the interests of our stockholders. Our Board reviews the Executive Compensation Committee’s recommendations and then determines the amount of non-employee director compensation.
The Executive Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program. At the Executive Compensation Committee’s direction, Compensia analyzes the competitive position of our director compensation program against the peer group used to benchmark executive compensation and examines how director compensation levels, practices and design features compare to members of the peer group.
Following a review with Compensia of peer company board compensation trends in 2018, the Executive Compensation Committee recommended, and our Board approved, an increase to the equity annual award value for non-employee directors from $260,000 to $285,000. This change remains in effect for the duration of fiscal years 2019 and 2020. Our overall compensation for non-employee directors remains near the peer median, on a per-director basis, which is in line with our target positioning.

23 | Adobe Inc.

Fees Earned or Paid in Cash
Our Board approved the 2019 and 2020 Non-Employee Director Compensation Policy, effective December 1, 2018. Under the policy, each non-employee director received an annual retainer of $60,000 and our Lead Director received an additional Lead Director annual retainer of $50,000, plus committee fees for each committee on which he or she served, as follows:

Committee	Chair ($)	Members ($)

Audit	40,000	20,000
Executive Compensation	30,000	15,000
Nominating and Governance	20,000	10,000
The committee fees for 2019 were consistent with the prior year.
Equity Awards
The 2019 and 2020 Non-Employee Director Compensation Policy also included an annual grant of RSUs to non-employee directors. The RSUs granted to each non-employee director vest 100% on the day immediately preceding our next annual meeting of stockholders. The annual award was valued at $285,000 (based on the estimated value on the date of grant), and was converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. New directors joining our Board between annual meetings will receive a pro-rated annual grant of RSUs. Non-employee directors receive no other equity awards/compensation.
If a non-employee director’s service terminates due to death or disability, the director will be given credit for an additional 12 months of service for the vesting of both RSUs and stock options, and stock options will remain exercisable for one year following the termination or until the expiration of the stock option, if earlier.
In the event of a change of control, any unvested portion of RSUs will become vested in full immediately prior to the effective date of a change of control and any unvested portion of a non-employee director option will become fully vested and exercisable as of immediately prior to the transaction resulting in a change of control, subject to the consummation of the change of control. If the stock option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction.
Deferred Compensation Plan
Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options as generally available in Adobe’s 401(k) Plan (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% per vesting tranche of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future in the form of a lump sum or annual installments subject to the terms of the plan.  Payments of equity deferrals may only be made in the form of a lump sum. Mr. Calderoni, Mr. Daley, Ms. Desmond, Mr. Pandey and Mr. Rosensweig participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2019 and Ms. Oberg deferred 75% of her retainer and committee fees. Ms. Banse, Mr. Calderoni, Mr. Daley and Mr. Rosensweig elected to defer 100% of their RSU awards granted in 2019. See “Executive Compensation—Nonqualified Deferred Compensation” in this proxy statement for more information regarding our Deferred Compensation Plan.

2020 Proxy Statement | 24

Expenses
We reimburse our non-employee directors for their reasonable travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.
Other Benefits
Consistent with prior years, in fiscal year 2019, our founders, Drs. Geschke and Warnock, were offered an opportunity to purchase certain Adobe health, dental, and vision insurance while serving as a Board member. Participants were responsible for paying 100% of their own insurance premiums.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director should hold 50% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds (and continues to equal or exceed) the minimum share ownership requirement. Determined annually, the minimum share ownership for a non-employee director is calculated as follows: shares required to equal a value of ten times the annual retainer divided by the average daily closing share price for the 30-days ending on December 31. Once achieved (following all permissible dispositions under the guidelines), this minimum share value ownership threshold should be maintained going forward. Shares that count toward the ownership requirement include shares owned outright and beneficially owned, vested restricted stock, vested RSUs, and shares issued upon the exercise of vested options, as well as vested performance shares or performance units, as applicable, including such shares that have been deferred into our Deferred Compensation Plan. As of November 29, 2019, each of our non-employee directors was in compliance with these guidelines.

25 | Adobe Inc.

ESG (Environmental, Social and Governance)
Adobe approaches environmental, social, and governance (ESG) performance as an integral part of the way we do business. We embed best practices throughout the organization, report against Sustainability Accounting Standards Board (SASB) metrics, and continually look for areas for improvement. We are proud that our efforts have been recognized by CDP, where we have been named to the A List on climate change for four consecutive years, and the Dow Jones Sustainability Index, where we have been one of the few global software firms on the list for four years straight.

Adobe for All
At Adobe, we believe that when people feel appreciated and included, they can be more creative, innovative, and successful. We are committed to building a diverse and inclusive workforce through our Adobe For All vision. We have a four-pronged strategy to grow our diversity over time through building the pipeline of future technical talent; sourcing candidates from a variety of backgrounds; creating an inclusive workplace for employees; and joining forces with industry partners. We want every Adobe employee to feel they have fair compensation and opportunity and we invest in analysis and transparency: in fiscal year 2018, we achieved global pay parity, and in fiscal year 2019, we announced an initiative we call opportunity parity – examining fairness in promotions and horizontal movement across demographic groups. We are also proud to support our employees through robust benefits, generous time off programs, and the opportunity to give back to our communities. A record 70% of Adobe employees participated in our giving and volunteering programs in 2019. For more information, please visit http://www.adobe.com/diversity.
Sustainability
Adobe takes bold action on our environment to ensure a healthy planet in all our business operations -- and we partner with our customers and communities to amplify our positive impact. We made significant progress in our 100% renewable energy by 2035 pledge by quadrupling our renewable electricity to an estimated 24% in fiscal year 2019, without the use of offsets or unbundled renewable energy credits (RECs). Additionally, we have projects in the pipeline that will get us to over 50% renewable electricity by 2022, including partnerships with co-located data centers. Our products also empower our customers to conserve natural resources through digital transformation. For example, for every 1 million transactions using Adobe Sign instead of traditional print, sign, or fax, over 27 million gallons of water, 1.5 million pounds of waste, and 23.4 million pounds of carbon dioxide equivalents are avoided. And Adobe Creative Cloud is enabling customers to design for environment with digital prototyping and workflows that replaces physical production, emissions from transport, as well as costly photo shoots, such as building 3D content and immersive experiences that reduce the need for business travel and physical manufacturing.
Data Privacy
We believe that privacy is an essential element of consumer trust and that responsible privacy practices power great experiences. We have a strong foundation of security controls and privacy by design on which we will continue to build. Adobe is committed to respecting consumer privacy and recognizing the importance of transparency and consumer choice. In 2019, to shore up Adobe’s commitment to privacy by design and security controls, Adobe teamed up with TrustArc to independently verify our GDPR readiness for various offerings within the Adobe Experience Cloud. And in 2020, we are ready for the California Consumer Privacy Act by continuing to build on our long-standing privacy by design approach and privacy culture.

2020 Proxy Statement | 26

Executive Officers

Shantanu Narayen
Chairman, President and Chief Executive Officer
Age 56

Mr. Narayen currently serves as our Chairman of the Board, President and Chief Executive Officer. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board of Directors. In January 2017, he was named our Chairman of the Board. Mr. Narayen serves as lead independent director on the board of directors of Pfizer, a multinational pharmaceutical corporation. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.

John Murphy
Executive Vice President and Chief Financial Officer
Age 51

Mr. Murphy currently serves as our Executive Vice President and Chief Financial Officer. He joined Adobe in March 2017 and served as our Senior Vice President, Chief Accounting Officer and Corporate Controller until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 until August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. He served as Director of DirecTV Holdings LLC from November 2007 until August 2014. Mr. Murphy serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. He holds an MBA from the Marshall School of Business at the University of Southern California, a B.S. in Accounting from Fordham University.

Scott Belsky
Chief Product Officer and Executive Vice President, Creative Cloud
Age 39

Mr. Belsky joined Adobe in December 2017 as Chief Product Officer and Executive Vice President, Creative Cloud. Prior to joining Adobe in December 2017, Belsky was a venture investor at Benchmark in San Francisco from February 2016 to December 2017. Prior to Benchmark, Belsky led Adobe's mobile strategy for Creative Cloud from December 2012 to January 2016, having joined the company through the acquisition of Behance. Belsky co-founded Behance in 2006 and served as its CEO for over 6 years. He is an early advisor and investor to Pinterest, Uber, and Warby Parker among other early-stage companies, and co-founded and serves on the board of Prefer, a referrals platform that empowers the careers of independent professionals. Mr. Belsky also serves on the advisory board of Cornell University's Entrepreneurship Program and as President of the Smithsonian Cooper-Hewitt National Design Museum board of trustees.

27 | Adobe Inc.

Anil Chakravarthy
Executive Vice President and General Manager, Digital Experience
Age 52

Mr. Chakravarthy joined Adobe in January 2020 as Executive Vice President and General Manager, Digital Experience. Prior to joining Adobe, he served as Informatica’s Chief Executive Officer from August 2015 to January 2020 and Executive Vice President and Chief Product Officer from September 2013 to August 2015. Prior to joining Informatica, for over nine years, Mr. Chakravarthy held multiple leadership roles at Symantec Corporation, most recently serving as its Executive Vice President, Information Security from February 2013 to September 2013. Prior to Symantec, he was a Director of Product Management for enterprise security services at VeriSign. Mr. Chakravarthy began his career as an engagement manager at McKinsey & Company. Mr. Chakravarthy holds a Bachelor of Technology in Computer Science and Engineering from the Institute of Technology, Varanasi, India and Master of Science and Ph.D. degrees from the Massachusetts Institute of Technology.

Gloria Chen
Chief Human Resources Officer and Executive Vice President, Employee Experience
Age 55

Ms. Chen joined Adobe in 1997 and currently serves as Chief Human Resources Officer and Executive Vice President, Employee Experience. In her more than 20 years at Adobe, she has held senior leadership positions in worldwide sales operations, customer service and support, and strategic planning. In October 2009, Ms. Chen was appointed Vice President and Chief of Staff to the Chief Executive Officer. In March 2018, she was promoted to Senior Vice President, Strategy and Growth. In November 2019, she was elevated to Executive Vice President and in January 2020, she was appointed Chief Human Resources Officer and Executive Vice President, Employee Experience. Prior to joining Adobe, Ms. Chen was an engagement manager at McKinsey & Company. Ms. Chen holds a BS in electrical engineering from the University of Washington, an MS in electrical and computer engineering from Carnegie Mellon University, and an MBA from Harvard Business School.

Bryan Lamkin
Executive Vice President and General Manager, Digital Media
Age 59

Mr. Lamkin currently serves as Executive Vice President and General Manager, Digital Media. He rejoined Adobe in February 2013 as Senior Vice President, Technology and Corporate Development. From June 2011 to May 2012, Mr. Lamkin served as President and Chief Executive Officer of Clover, a mobile payments platform. Prior to Clover, Mr. Lamkin co-founded and served as the Chief Executive Officer of Bagcheck, a sharing and discovery platform, from June 2010 to May 2011. From April 2009 to June 2010, Mr. Lamkin served as Senior Vice President of Consumer Products and Applications at Yahoo!, a global technology company providing online search, content and communication tools. From May 2008 to April 2009, Mr. Lamkin served as Executive in Residence at Sutter Hill Ventures. Mr. Lamkin previously was with Adobe from 1992 to 2006 and held various senior management positions including Senior Vice President, Creative Solutions Business Unit.

Ann Lewnes
Executive Vice President and Chief Marketing Officer
Age 58

Ms. Lewnes joined Adobe in November 2006 and currently serves as Executive Vice President and Chief Marketing Officer. Prior to joining Adobe, she spent 20 years at Intel Corporation, where she was Vice President of Sales and Marketing. Ms. Lewnes is a member of the American Advertising Federation’s Hall of Achievement and has been inducted into the American Marketing Association’s hall of Fame. She has also been named one of the most innovative and influential CMOs by Business Insider and Forbes, and recognized on AdWeek 50. Ms. Lewnes is a board member of Mattel. She holds a degree from Lehigh University where she studied International Relations and Journalism.

2020 Proxy Statement | 28

Abhay Parasnis
Chief Technology Officer and Executive Vice President, Strategy and Growth
Age 45

Mr. Parasnis currently serves as our Chief Technology Officer and Executive Vice President, Strategy and Growth. He joined Adobe in July 2015 as Senior Vice President of Adobe's Cloud Technology & Services organization and Chief Technology Officer. Prior to joining Adobe, he served as President and Chief Operating Officer at Kony, Inc. from March 2013 to March 2015. From January 2012 to November 2013, Mr. Parasnis was a Senior Vice President and later Strategic Advisor for the Oracle Public Cloud at Oracle. Prior to joining Oracle, he was General Manager of Microsoft Azure AppFabric at Microsoft from April 2009 to December 2011.

Dana Rao
Executive Vice President, General Counsel and Corporate Secretary
Age 50

Mr. Rao currently serves as our Executive Vice President, General Counsel and Corporate Secretary.  He joined Adobe in April 2012 and served as our Vice President, Intellectual Property and Litigation where he spearheaded strategic initiatives including the company’s litigation efforts, and its patent, trademark and copyright portfolio strategies until June 2018.  Prior to joining Adobe, Mr. Rao was with Microsoft Corporation for 11 years, serving in a variety of roles including Associate General Counsel of Intellectual Property and Licensing, where he oversaw all patent matters for Microsoft’s entertainment and devices division as well as the company-wide patent acquisition team. From 1997 until March 2001, he served as a patent attorney at Fenwick & West.  He holds a B.S. in Electrical Engineering from Villanova University and a J.D. from George Washington University.

Matthew Thompson
Executive Vice President, Worldwide Field Operations
Age 61

Mr. Thompson currently serves as Executive Vice President, Worldwide Field Operations. Mr. Thompson joined Adobe in January 2007 as Senior Vice President, Worldwide Field Operations. In January 2013, he was promoted to Executive Vice President, Worldwide Field Operations. Prior to joining Adobe, Mr. Thompson served as Senior Vice President of Worldwide Sales at Borland Software Corporation, a software delivery optimization solutions provider, from October 2003 to December 2006. Prior to joining Borland, Mr. Thompson was Vice President of Worldwide Sales and Field Operations for Marimba, Inc., a provider of products and services for software change and configuration management, from February 2001 to January 2003. From July 2000 to January 2001, Mr. Thompson was Vice President of Worldwide Sales for Calico Commerce, Inc., a provider of eBusiness applications. Prior to joining Calico, Mr. Thompson spent six years at Cadence Design Systems, Inc., a provider of electronic design technologies. While at Cadence, from January 1998 to June 2000, Mr. Thompson served as Senior Vice President, Worldwide Sales and Field Operations and from April 1994 to January 1998 as Vice President, Worldwide Professional Services. Mr. Thompson is a board member of NCR Corporation.

Mark Garfield
Vice President, Chief Accounting Officer and Corporate Controller
Age 49

Mr. Garfield currently serves as our Vice President, Chief Accounting Officer and Corporate Controller. Prior to joining Adobe in December 2018, Mr. Garfield served as the Vice President of Finance of Cloudflare, Inc. commencing in November 2017. He served as Senior Vice President and Chief Accounting Officer at Symantec Corporation from March 2014 to October 2017. Prior to joining Symantec, he was at Brightstar Corporation where he served primarily as Senior Vice President and Chief Accounting Officer from January 2013 to February 2014. Mr. Garfield served as Director of Finance at Advanced Micro Devices from August 2010 to December 2012. Prior to Advanced Micro Devices, Mr. Garfield also served in senior level finance roles at LoudCloud and Ernst and Young. Mr. Garfield holds a B.A. in Business Economics from University of California at Santa Barbara.

29 | Adobe Inc.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our executive compensation programs during fiscal year 2019 for the following executive officers of Adobe:

•	Shantanu Narayen, Chairman, President and Chief Executive Officer

•	John Murphy, Executive Vice President and Chief Financial Officer

•	Scott Belsky, Chief Product Officer and Executive Vice President, Creative Cloud

•	Bryan Lamkin, Executive Vice President and General Manager, Digital Media

•	Abhay Parasnis, Chief Technology Officer and Executive Vice President, Strategy and Growth

These executive officers are referred to in this Compensation Discussion and Analysis and in the accompanying compensation tables as our named executive officers, or “NEOs.”
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for our executive officers during fiscal year 2019. It also provides an overview of our executive compensation philosophy, including our principal compensation programs. Finally, it analyzes how and why the Executive Compensation Committee of our Board (the “Committee”) made its compensation decisions for our executive officers, including our NEOs, in fiscal year 2019.
Fiscal Year 2019 Business Highlights
Adobe continues to execute on its mission of changing the world through digital experiences with its best-in-class digital media and digital experience businesses. In fiscal year 2019, the company’s cloud strategies continued to produce strong results and our vision, category leadership, continuous product innovation and large and loyal customer base continue to position us well. Financially, our 2019 fiscal year was a record-breaking year for the company in terms of revenue, earnings and operating cash flow. For the fiscal year ended November 29, 2019:

•	Adobe achieved record annual revenue of $11.17 billion, representing 24 percent year-over-year growth;

•	The company reported annual GAAP diluted earnings per share of $6.00, representing 15 percent year-over-year growth;

•	Digital Media segment revenue was $7.71 billion, representing 22 percent year-over-year growth;

•	Digital Experience segment revenue was $3.21 billion, representing 31 percent year-over-year growth;

•	Operating income grew 15 percent and net income grew 14 percent year-over-year;

•	Adobe generated a record $4.42 billion in operating cash flow during the year; and

•	Adobe repurchased 9.9 million shares during the year, returning $2.7 billion of cash to stockholders.
Our executive officers also delivered on key strategic performance objectives established by the Committee for fiscal year 2019 and other corporate initiatives. In addition to producing strong financial results in fiscal year 2019, Adobe was recognized as a technology and vision leader in customer experience management, including Adobe Experience Cloud being named a leader in Gartner’s Magic Quadrants for Digital Experience Platforms, Digital Commerce Platforms, Personalization Engines, and Multichannel Marketing Hubs, and a leader in Forrester Wave reports on Digital Experience Platforms, Digital Intelligence Platforms, Data Management Platforms, and Digital Asset Management for Customer Experience, and Enterprise Marketing Software Suites.

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Fiscal Year 2019 Compensation Highlights
Our executive compensation programs are designed to directly tie the outcomes of our incentive compensation awards for our executive officers to the achievement of our key strategic performance objectives and returns to our stockholders, and drive the creation of sustainable long-term stockholder value. Our fiscal year 2019 compensation programs reflected this philosophy, and compensation earned reflected our business achievements discussed above.

•
Cash Incentive Plan - In 2019, the Committee continued the approach of a streamlined and simplified executive cash incentive plan that emphasizes Digital Media ARR and Digital Experience subscription bookings to drive growth in our strategic businesses. The plan allows the Committee to make an adjustment of up to 25 percentage points up or down based on its evaluation of the company’s performance against its corporate priorities and objectives. Additionally, as in previous years, an executive’s individual performance is a key component in the calculation of his or her incentive award.

•
Cash Incentive Plan Performance - Adobe achieved record revenue and record net new ARR in our Digital Media business. Subscription bookings (“Bookings”) growth in Digital Experience did not meet the expectations of a challenging operating plan established by the Board for fiscal 2019. This resulted in a Financial Performance Result under our 2019 executive cash incentive plan of 50.5%. For more discussion of cash incentive awards, see the section captioned “Cash Incentives” below.

•
Performance Share Program Result - The three-year performance period under Adobe’s 2017 Performance Share Program closed at the end of our 2019 fiscal year. Under this program, shares were earned based on relative total stockholder return (“TSR”) over a three-year performance period, during which Adobe achieved a total return of approximately 167%. During the performance period, the price of Adobe’s common stock increased from $105.68 to $282.05 (using the 90 calendar day averages preceding the beginning and end of the performance period). With this performance, our percentile rank among the companies included in the NASDAQ 100 Index as of December 3, 2016 was 97th, which under the plan resulted in each of the participants being awarded performance shares equal to 200% of the executive’s target number of shares.

•
CEO Equity Mix - In 2019, the Committee modified the mix of Mr. Narayen’s ongoing annual equity awards from a 50/50 mix of TSR-based performance shares and time-based RSUs to a 60/40 mix, emphasizing a greater percentage of his compensation to be performance based. The Committee also granted Mr. Narayen an incremental performance share award with a target value of $7,500,000. This award, which is subject to the same TSR-based performance conditions as his annual performance share award, is intended to incent Mr. Narayen to drive continued industry-leading performance by the company over its three-year performance period.

•
New RSU Vesting Schedule - The vesting schedule for our annual time-based RSU grants was amended for fiscal year 2019 to more closely align with our peers and strengthen employee retention incentives by increasing the total vesting period from three to four years. The RSUs are now four-year awards in which 25% of shares vest on the first anniversary of the vesting commencement date, and the remaining RSUs vest 6.25% quarterly thereafter.

•
Continued Emphasis on Pay for Performance - Approximately 92% of our CEO’s target total direct compensation in fiscal year 2019 was comprised of equity awards. A substantial percentage (69.2%) of these awards are based on Adobe’s relative TSR (compared against the companies in the NASDAQ 100 Index) measured over a three-year performance period issued under our Performance Share Program, with the balance of target equity value granted as time-based RSUs that vest according to the new four-year vesting schedule described above. This means that, unless we achieve a 50th-percentile rank over the three-year performance period of the Performance Share Program, our CEO and other executive officers will not realize the full potential value of their long-term incentive compensation. Further, because Adobe common stock underlies our equity-based compensation awards, the immediate value of these awards is subject to fluctuations in our stock price, strongly aligning the interests of our executive officers, including our CEO, with those of our stockholders.

31 | Adobe Inc.

Our pay-for-performance philosophy is reflected in the pie charts below, which depict the composition of our CEO and other NEOs’ target total direct 2019 compensation:
CEO and Other NEOs’ Target Pay Mix(1)

(1)
The mechanism for calculating target equity award values is described in detail under “Equity Incentives—Equity Compensation Mix.” The amounts shown for all other NEOs represent their average target pay mix. For the actual grant date fair value of equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”

Response to 2019 Say-on-Pay Vote and Stockholder Engagement
Adobe values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. The Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2019 annual meeting, approximately 94% of the votes cast approved, on an advisory basis, our NEO compensation and disclosures for fiscal year 2018. This percentage of votes in favor of our compensation approach continued to validate our programs. In particular, we believe the strong approval was largely driven by the following attributes of our fiscal year 2018 executive compensation programs, which continued into fiscal year 2019: (1) the high degree of alignment between company performance and our executive compensation programs; (2) basing our Performance Share Program with a three-year performance period on a single objective metric—relative TSR—closely aligning the compensation opportunity of our NEOs to long-term stockholder interests; and (3) basing our short-term cash incentive program on financial metrics that align with our growth strategy.
While we welcome stockholder interaction throughout the year, we generally engage in stockholder outreach during two key periods each fiscal year: (1) leading up to our annual meeting of stockholders and (2) during the months of September and October, when Adobe’s management, the Committee and its independent compensation consultant are in the preliminary planning stages for the subsequent year’s compensation programs. During fiscal year 2019, we engaged with several of our largest stockholders in discussions regarding our existing programs and potential changes for the future, and we value the input received during those discussions. We expect to continue stockholder engagement throughout fiscal year 2020 as we consider potential changes to our compensation programs in the future.

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Compensation Approach in Fiscal Year 2020
In addition to taking stockholder feedback into account, the Committee has evaluated a number of other factors discussed below in making decisions about our executive compensation approach. Following this evaluation, the Committee updated our cash bonus plan for 2020, basing financial performance on (1) a Net New Sales metric, combining Digital Media ARR and Digital Experience Bookings growth, and (2) a payout matrix of our GAAP revenue and non-GAAP EPS performance against our operating plan for the fiscal year.
In 2020, the Committee modified Mr. Narayen’s ongoing annual equity awards to a 70/30 mix of relative TSR-based performance shares and time-based RSUs, placing even greater emphasis on stockholder returns. The 2020 Performance Share Plan and other aspects of our equity compensation program are materially unchanged from 2019.
The Committee believes that both the cash incentive and equity compensation programs have created the desired pay-for-performance incentives, and that these incentives have been driving the intended outcomes in recent fiscal years, resulting in top-line and bottom-line growth and generating significant stockholder value.
Additional information regarding our fiscal year 2020 executive compensation programs is available in our Current Report on Form 8-K filed with the SEC on January 30, 2020.
Compensation Philosophy and Objectives
Adobe’s mission is to change the world through digital experiences. To support our product and technical innovation with strong execution, we strive to create a dynamic work environment that attracts and retains great people who drive successful business outcomes, growth, innovation and a focus on creating a world-class experience for Adobe’s customers.
We believe that the skills, experience and dedication of our executive officers are critical factors that contribute directly to our operating results, thereby enhancing stockholder value. In order to continue to develop and bring to market the products that drive our financial performance, we must attract, motivate, and retain the top talent within our industry. As such, our compensation programs are designed: (1) to provide competitive compensation opportunities that attract, as needed, individuals with the skills necessary for us to achieve our business objectives and retain those top performing individuals; (2) to relate directly to our corporate performance and meaningfully drive our business objectives; (3) to reward and motivate strong individual performance, but with a substantial majority of compensation tied to corporate objectives; (4) to avoid undue compensation-related risk; and (5) to create direct alignment with our stockholders by providing equity ownership in the company. Further, the following aspects of our compensation programs underscore our continued commitment to corporate governance and compensation best practices:

•	Our executives’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance.

•	Our Insider Trading Policy, which applies to all employees, officers and directors of the company, prohibits transactions involving pledging, hedging or short sales of Adobe equity.

•	Our officers at the senior vice president level and above are subject to substantial stock ownership guidelines.

•	We do not provide golden parachute excise tax gross-up payments.

•	We do not provide defined benefit pension plans, supplemental executive retirement plans or retiree health benefits.

•	We have a clawback policy for certain performance-based incentive compensation of our executive officers.

33 | Adobe Inc.

•	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
We believe our executive compensation programs have been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry.
Peer Group and Competitive Positioning
The Committee regularly reviews relevant market and industry practices on executive compensation. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders.

Each year, to assist the Committee in its deliberations on executive compensation, the Committee reviews and updates our list of peer companies as points of comparison, as necessary, to ensure that the comparisons are meaningful. Compensia, Inc., the Committee’s independent compensation consultant, provides recommendations on the composition of our compensation “peer group” using the criteria described in the table below. Based on the factors described in the table below and input from management, Compensia recommended, and the Committee approved, the peer group for fiscal year 2019, removing Symantec, Inc. and adding NVIDIA Corporation.

Peer Group for Fiscal Year 2019
General Description	Criteria Considered	Peer Group List

Technology companies at which our NEOs’ positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe, and with which Adobe competes for talent
Companies with revenues within 0.5x to 2.0x of Adobe’s and market capitalization within 0.33x to 3.0x of Adobe’s, and taking into account the following criteria: (1) global multi-faceted software/Internet company; (2) profit margin within 0.5x to 2.0x of Adobe’s; (3) number of employees within 0.5x to 2.0x of Adobe’s; (4) stockholder advisory firm names company as Adobe’s peer; (5) companies that list Adobe as a peer; (6) positive revenue growth; and (7) companies listed as peers by current peers
Activision Blizzard, Inc. Autodesk, Inc. Booking Holdings Inc. eBay, Inc. Electronic Arts, Inc. Intuit, Inc. Netflix, Inc. NVIDIA Corporation PayPal Holdings Inc. salesforce.com, Inc. VMWare Inc.

The Committee’s independent compensation consultant then prepares a compensation analysis compiled from both executive compensation surveys and data gathered from publicly available information for our peer group companies. The Committee uses this data to compare the current compensation of our NEOs to the peer group and to determine the relative market value for each NEO position. In addition, because Adobe’s market capitalization is within the top quartile of its peer companies, the Committee and management also specifically consider position of market cap relative to peers when reviewing equity and target total direct compensation levels.
Elements of Compensation
Our executive compensation programs include base salary, an annual cash incentive opportunity, equity incentive awards and employee benefits. The percentage of performance-based compensation, or “at risk” pay, for Adobe’s management and other employees generally increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation strategy with the practices of our peer group when possible and to

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the extent consistent with our business model. Our executive compensation programs focus on linking pay to performance and reinforcing the alignment of our executives’ interests with those of our stockholders. If results do not meet our expectations, our NEOs will receive compensation that is below target levels and may be below market in comparison to our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above target levels and above market. For more information, see the section captioned “Realizable Pay” below.
Compensation Objectives

Objectives
Compensation Element	Description	Attract/Retain Key Performers	Reward Short-Term Performance	Reward Long-Term Performance

Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓
Cash Incentives
Cash incentives are earned in full or in part only if (1) we achieve certain pre-established one-year company performance targets, (2) the recipient achieves individual performance levels or objectives, and (3) the recipient remains employed with Adobe for the performance period.
		✓	✓
Equity Incentives
Equity incentives are awarded upon hire and then typically annually thereafter. Awards are both performance-based and time-based, each vesting over multiple years, aligning employee interests with stockholder interests.
		✓		✓
Employee Benefits and Perquisites	Benefits programs for all eligible Adobe employees provide protection for physical, emotional and financial well-being.	✓
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally emphasize performance-based compensation, both cash and equity, in our executive officers’ compensation. The total target cash compensation opportunity (base salary and target cash incentives) represents less of our executive officers’ total target compensation than the total target equity compensation opportunity, to increase alignment with our stockholders’ interests and motivate performance that creates sustainable long-term stockholder value.
These allocations reflect our belief that a significant portion of our NEOs’ compensation should be performance based and therefore “at risk” based on company and individual performance, as well as NEO service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks, and our actual performance can deviate from the target goals, the amount of compensation actually earned will differ from the target allocations.
The fiscal year 2019 target total direct compensation (base salary, target cash incentives and target equity value) (“TDC”) for each of our NEOs was set by the Committee based on a number of factors, including: competitive pay practices reflected in the peer group data; each executive’s contribution to Adobe; company and individual performance; anticipated future contributions; internal pay equity; and historical pay levels. The Committee also reviewed the positioning of the total target cash and equity elements of compensation against levels at our peer companies, but these individual elements of NEO compensation may vary based on the importance of the other factors noted above in any given year with respect to any given NEO. Because our fiscal year begins earlier than most of our peer companies, our target TDC attempts to anticipate what the competitive compensation positioning for each role will be for the coming fiscal year.
Base Salary
For fiscal year 2019, the Committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities, performance and potential performance of the NEOs and their mix of other compensation

35 | Adobe Inc.

elements (cash and equity incentives). Following its review, the Committee made no change to Mr. Narayen’s base salary or the base salaries of our other NEOs.
Fiscal Year 2019 Base Salaries

Name	2018 Salary ($)	2019 Salary ($)

Shantanu Narayen	1,000,000	1,000,000
John Murphy	575,000	575,000
Scott Belsky	550,000	550,000
Bryan Lamkin	650,000	650,000
Abhay Parasnis(1)	—	600,000
________________________

(1)	Mr. Parasnis was not an NEO during fiscal 2018, so his prior year’s base salary is not disclosed.
Cash Incentives
Annual Cash Incentive Plan
At the outset of fiscal year 2019, the Committee approved the Fiscal Year 2019 Executive Annual Incentive Plan (the “Executive Incentive Plan”) to drive revenue growth, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives, and recognize and reward the company’s executives upon the achievement of certain objectives. The Committee set threshold, target and maximum performance levels for these goals that were based on our Board-approved operating plan for fiscal year 2019 (the “Operating Plan”).
Plan Design and Target Annual Incentive Opportunity
The basic structure of our 2019 Executive Annual Incentive Plan is shown in the following chart:
* EAIP Total Award is capped at 100% of target in the event the Financial Performance Result is below 90%
The Committee set the target annual cash incentive opportunity for fiscal year 2019 (expressed as a percentage of base salary) for each NEO early in the fiscal year. In setting the target levels, the Committee considered each NEO’s fiscal year 2019 target total cash opportunity against the peer group data provided by its independent compensation consultant, internal pay equity and the roles and

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responsibilities of the NEOs. The Committee set the fiscal year 2019 target annual cash incentive opportunity for each NEO at the same percentage as their target opportunities for fiscal year 2018, as their target opportunities remained in our target range when compared with our peers.
As with our fiscal year 2018 program, the Executive Incentive Plan was designed to align our NEOs’ annual cash incentives with the company’s strategic priorities of driving financial performance based on ARR growth in Digital Media and Bookings growth in Digital Experience. Focusing our business on subscriptions and cloud-based services, such as Creative Cloud and Adobe Experience Cloud, encourages our executives to continue to grow our recurring revenue streams. As discussed in our recent Annual Reports, the Committee and the company’s management believe that these metrics were strong indicators of the forward-looking health of Adobe’s business for fiscal year 2019.
The Committee determined that, for purposes of earning any award under the Executive Incentive Plan for fiscal year 2019, we must achieve a threshold goal of 90% of the GAAP revenue target set forth in the Operating Plan. If the threshold goal is not achieved, none of the participants in the Executive Incentive Plan would be eligible to earn any annual cash incentive award. If we achieved the GAAP revenue threshold, each participant would be eligible to earn a maximum award of up to 200% of such participant’s target annual cash incentive opportunity.
The maximum award for each participant is subject to adjustment based on our performance against our corporate priorities and objectives, as well as the individual’s performance against goals tailored to each executive.
A participant’s award is comprised of
*Digital Media Net New Recurring (ARR) and Digital Experience Net New Annual Subscription Bookings
** Ranges from 0%-200%
Corporate Performance Result
The “Corporate Performance Result” (expressed as a percentage) is based on the financial performance of the company and a discretionary strategic performance adjustment. The company’s financial performance for the 2019 fiscal year performance period (the “Financial Performance Result”) is determined by a metric comprised of both (1) net new Digital Media ARR (as defined below) and (2) Bookings growth in Digital Experience, in both cases as set forth in the Operating Plan. As described in our Annual Report on Form 10-K for the fiscal year ended November 29, 2019, we define annualized recurring revenue, or ARR, in our Digital Media business as the sum of Creative ARR and Document Cloud ARR. We define Creative ARR as the sum of (1) the annual value of Creative Cloud subscriptions and services, plus (2) the annual contract value of Creative Enterprise Term License Agreements. We define Document Cloud ARR as the sum of (1) the annual value of Document Cloud subscriptions and services, plus (2) the annual contract value of Document Cloud Enterprise Term License Agreements. A table showing the relationships between financial performance, as a percentage of the Operating Plan targets, and the funding results under the Executive Incentive Plan can be found in Exhibit 10.4 to the Current Report on Form 8-K Adobe filed with the SEC on January 28, 2019.
The Financial Performance Result is subject to adjustment by the Committee of up to 25 percentage points up or down based on the Committee’s assessment of the company’s performance against its corporate priorities and objectives during the performance period (the “Strategic Performance Adjustment”). The adjusted number is referred to under the Executive Incentive Plan as the “Corporate Performance Result”.

37 | Adobe Inc.

Individual Performance Result
The “Individual Performance Result” is based on the Committee’s assessment of each participant’s individual performance including, without limitation, achievement of individual goals set by the Committee at the outset of the fiscal year.
The individual goals were selected by the Committee in consultation with our CEO (other than with respect to his own goals) at the outset of fiscal year 2019, and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s Individual Performance Result. For our CEO, these individual goals for fiscal year 2019 are shown in the table below. For our other NEOs, the individual goals for fiscal year 2019 are also shown in the table below, and were specifically tailored to the functions led by each NEO and aligned to the achievement of our overall Operating Plan.

Executive Officer	Individual Performance Goals

Shantanu Narayen	Drive the company’s multi-year growth strategy; focus on product and platform innovation; deepen the leadership bench strength and scale; and increase larger customer and partner sponsorship.
John Murphy	Drive return on investment, efficiency and revenue growth; and deliver insights through finance organization to improve operational performance.
Scott Belsky	Drive success of new products; define strategy for market expansion; and improve activation and engagement.
Bryan Lamkin	Establish category-leading momentum in new products; drive growth in midmarket; and deliver next generation Document Cloud value.
Abhay Parasnis	Drive content platform strategy; scale Sensei platform and drive AI/ML capabilities into product roadmaps; and incubate breakthrough technologies.
A participant’s Individual Performance Result may range from 0% to 200%.
Once each component described above is certified by the Committee, the award earned by each participant is determined using the formula above, provided that in no event will a participant’s award exceed 100% of the participant’s individual target award if the Financial Performance Result is not at least 90%. Amounts paid under the Executive Incentive Plan are subject to recoupment from the participants in accordance with our clawback policies.
Fiscal Year 2019 Results and Payouts
At the time the corporate and individual performance goals were set for fiscal year 2019, the Committee believed that the Executive Incentive Plan goals were aggressive, achievable only with significant effort.
In fiscal year 2019, we achieved $11.17 billion of revenue, exceeding our GAAP Revenue funding threshold level. According to the matrix included as Exhibit A to the Executive Incentive Plan, as set forth in our 8-K filed with the SEC on January 28, 2019, Digital Media ARR growth resulted in a payout of 101% and Bookings growth in Digital Experience resulted in a payout of 0%. This produced an overall Financial Performance Result of 50.5%. Given the challenges faced during the fiscal year, the Committee made a downward Strategic Performance Adjustment of 0.5% resulting in a Corporate Performance Result of 50.0%

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The Committee monitored each NEO’s performance on a periodic basis during the year and measured total achievement at year end. Based on the Committee’s assessment of each NEO’s individual performance during the fiscal year, including progress against the individual goals shown above, the Committee determined the individual performance assessment for the participants as shown in the table below:

Name	Individual Performance Result		Corporate Performance Result		Actual Award Payout (% of Target Award)

Shantanu Narayen	95%	x	50%	=	47.5%
John Murphy	95%	x	50%	=	47.5%
Scott Belsky	95%	x	50%	=	47.5%
Bryan Lamkin	95%	x	50%	=	47.5%
Abhay Parasnis	95%	x	50%	=	47.5%
The following table shows the calculation of the individual cash bonuses awarded by the Committee based on the formulas set forth above:
Fiscal Year 2019 Executive Incentive Plan Cash Bonus

Name	Salary(1) ($)	Target Cash Incentive (%)	Target Cash Incentive ($)	Actual Award Payout (%)	Actual Cash Incentive Earned ($)

Shantanu Narayen	1,000,000	200%	2,000,000	47.5%	950,000
John Murphy	575,000	100%	575,000	47.5%	273,125
Scott Belsky	550,000	100%	550,000	47.5%	261,250
Bryan Lamkin	650,000	100%	650,000	47.5%	308,750
Abhay Parasnis	600,000	100%	600,000	47.5%	285,000
________________________

(1)	Base salary in effect at end of fiscal year 2019.
Other Cash Incentives
The Committee retains authority to pay additional discretionary bonuses outside the Executive Incentive Plan but declined to grant any such awards in fiscal year 2019.
Equity Incentives
Goals of Equity Compensation
We use equity compensation to motivate and reward strong corporate performance and to retain valued executive officers. We also use equity incentive awards as a means to attract and recruit qualified executives. We believe that equity awards serve to align the interests of our NEOs with those of our stockholders by rewarding them for growing the value of the company. By having a significant percentage of our NEOs’ target TDC payable in the form of multi-year equity and, thus, subject to higher risk and longer vesting than cash compensation, our NEOs are motivated to make decisions that will benefit Adobe and its stockholders in the long term.

Equity Compensation Mix
For our fiscal year 2019 equity program established in January 2019, the Committee introduced differentiation between the CEO target mix of equity incentive awards and that of our other NEOs. Beginning with fiscal year 2019, the target mix of ongoing annual equity incentive awards to our CEO

39 | Adobe Inc.

consisted of 60% performance share awards and 40% time-based RSUs rather than 50% of each, in order to align our CEO more closely with our stockholders by having a larger proportion of his target TDC "at risk". The target mix of equity incentive awards to our other NEOs remained unchanged at 50% performance share awards and 50% time-based RSUs. The Committee determined that this mix of equity compensation would appropriately balance and meet our compensation objectives, as described in the table below. The Committee calculated the target values for equity to achieve this desired mix, based on a price of $242.44 per share, the trailing 10-day average of the closing price per share of our common stock as of January 22, 2019, the period just prior to the development of the equity compensation award recommendations. Based on this price per share, the total desired number of targeted shares was determined and then split, as applicable, between performance shares and time-based RSUs, each rounded up to the nearest whole share.

Fiscal Year 2019 Mix of Annual Equity Incentive Awards

Type of Equity (Allocation Percentage)	Description	Objectives/Dilutive Effect	Vesting(1)

Performance Share Awards (CEO ~60%, Other NEOs ~50%)
Stock-settled awards subject to performance- and time-based vesting conditions; three-year cliff performance period determines the total number of shares earned, with significant benefits for overachievement and significant consequences for underachievement, including the potential for no award being earned; no purchase cost to executive, so awards always have value if earned

Focus NEOs on a three-year performance goal tied to long-term stockholder returns while also providing a strong retention incentive, requiring continuous employment to vest; provide significant incentive to grow our stock price; and use fewer shares than stock options, so less dilutive
Performance shares vest upon the certification of performance results following a three-year performance period

Time-Based RSUs (CEO ~40%, Other NEOs ~50%)	Stock-settled awards subject to time-based vesting conditions; no purchase cost to executive, so awards always have value, if earned
Provide a strong incentive for our NEOs to remain employed with us, as they require continuous employment while vesting; provide moderate reward for growth in our stock price; and use fewer shares than stock options, so less dilutive
Vest over a period of four years; specifically, 25% on the first anniversary of the vesting commencement date and 6.25% quarterly thereafter for the remaining three years
_________________________

(1)
Our NEOs’ equity awards are also subject to certain accelerated vesting provisions as described under “Severance and Change of Control Compensation” and “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2019—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2019 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards.”

Target Value and Award Determination
For fiscal year 2019, the Committee, with input from its independent compensation consultant, management, and our CEO, took a number of factors into account in determining the target value of the equity compensation opportunity for each of our NEOs. Among these factors were the individual performance of executives, peer group positioning, internal pay equity, our employee retention objectives

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and the other factors for determining compensation discussed under “Compensation Philosophy and Objectives” above. With regard to peer group positioning, the Committee reviews the value of equity awards in the aggregate because of the different mix of equity awards granted by our peers, and the aggregated manner in which this data is presented in the peer group analyses.
The Committee increased Mr. Narayen’s target equity opportunity for fiscal year 2019 in order to reward and retain him as we continue to grow and scale. Specifically, the Committee evaluated the overall pay mix and target amounts for Mr. Narayen going forward and granted him an incremental performance share award. The purpose of this reward was to provide Mr. Narayen with an opportunity to earn an additional incentive should Adobe continue its industry-leading performance over the three-year period of the award. Given Mr. Narayen’s success and the way he led the transformation of the Company during his tenure, the Committee wanted to target higher compensation compared to reference peers, and more heavily weight his equity awards in favor of performance-based compensation. The Committee decreased Mr. Narayen’s time-based RSUs as a percentage of his total equity awards, and the vesting period for the RSUs increased to four years, increasing retention incentives.
The following table sets forth the total target value of his equity awards determined by the Committee, as well as the resulting number of performance shares (at target and maximum performance) and RSUs granted to each of our NEOs in January 2019. Note that this table reflects the values targeted by the Committee; for the actual grant date fair values of these equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”
Equity Awards Granted by the Committee During Fiscal Year 2019

		Performance Share Program(1)
Name	Total Target Value of Equity Award ($)(2)	Target Award (#)	Maximum Award (#)	RSU Award (#)

Shantanu Narayen(3)	$32,500,000	92,807	185,614	41,248
John Murphy	$6,000,000	12,375	24,750	12,375
Scott Belsky	$6,000,000	12,375	24,750	12,375
Bryan Lamkin	$6,000,000	12,375	24,750	12,375
Abhay Parasnis	$6,000,000	12,375	24,750	12,375
_________________________

(1)	Achievement of goals for performance shares granted in 2019 will be certified by the Committee following the completion of the three-year performance period.

(2)	Amount of performance shares and RSUs awarded to each NEO is based on the total target equity value for each NEO described above under “Equity Compensation Mix.”

(3)	Includes incremental performance share award of 30,936 PSUs granted to Mr. Narayen at the same time as his annual equity awards.
2019 Performance Share Program
As with our 2018 Performance Share Program, under our 2019 Performance Share Program shares are earned based on a single objective financial measure—relative TSR over a three-year performance period. All earned performance share awards will vest upon the later of the Committee’s certification of results and the three-year anniversary of the vesting commencement date. Accordingly, the performance shares will align our NEOs’ interests with those of our stockholders over the long term, while also providing key retention incentives, as the shares will only be awarded if an NEO remains providing service to Adobe (or an affiliate) upon the date of the Committee’s certification of results following the end of the three-year performance period. Moreover, the design of our Performance Share Program will result

41 | Adobe Inc.

in strengthened retention incentives for our executives during periods over which the company is delivering favorable returns to our stockholders. The Committee believes in the importance of balancing absolute performance with that of relative performance to ensure that the company performs well relative to benchmark companies.
Under the 2019 Performance Share Program, the participants can earn between 0% and 200% (the payout cap under our program) of the target number of performance shares. The relative TSR measure compares the TSR of our common stock against the TSR of the companies included in the NASDAQ 100 Index as of December 1, 2018 over a three-year performance period, using a cumulative 90 calendar day look-back as of the beginning and the end of the three-year period. This TSR metric creates accountability since the payout depends upon our stockholder return being better than other companies in the NASDAQ 100 Index, companies the Committee and Adobe’s management believe constitute the most relevant market benchmark for Adobe’s performance. Also, the NASDAQ 100 Index (as opposed to our peer group) is broad enough to accommodate the high amount of consolidation and acquisition in our industry sector without significantly impacting the overall makeup of comparative companies between the start and end of the performance period. The number of performance shares earned will increase or decrease 2.5% for every percentile that Adobe’s TSR percentile rank is above or below, respectively, the NASDAQ 100 companies’ 50th percentile, and no shares will be earned if our performance ranks below the 25th percentile for the three-year performance period. Additionally, regardless of our relative position with respect to the NASDAQ 100 companies, the award will be capped at 100% of the target if Adobe has a negative absolute TSR over the performance period. The Performance Share Program pays above target for significant market out-performance. To summarize:

Company Percentile Rank as Compared to Index Companies	Shares of Stock That May Be Earned (as a Percentage of Target Shares)
Below 25th (1)	0%
25th	38%
35th	63%
50th	100% (2)
75th	163%
90th	200% (3)
100th	200%
_________________________

(1)	A threshold percentile rank of 25% is required before any performance shares can be earned.

(2)	The maximum number of performance shares that may be earned at the 50th percentile or higher is 100% of target, if Adobe’s absolute TSR is negative.

(3)	The maximum shares that may be earned is 200% of target, if Adobe’s absolute TSR is positive.
Because our 2019 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the Committee certificates the level of advancement after the performance period closes.
For more information on the performance share awards granted during fiscal year 2019, see the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2019” table and accompanying narrative.
Performance Share Program Results and Payouts
The three-year performance period under Adobe’s 2017 Performance Share Program closed at the end of our 2019 fiscal year. As with our 2019 Performance Share Program described above, shares under the 2017 Performance Share Program were earned based on our relative TSR (compared against the companies in the NASDAQ 100 Index) measured over a three-year performance period. At the end of the performance period, there were 78 firms remaining in the relative peer group selected for the 2017 program. For the three-year performance period, Adobe’s TSR was approximately 167%, calculated based

2020 Proxy Statement | 42

on the methodology set forth in the program.
The Committee engages an independent outside consultant to review the peer group data and calculate the results under our 2017 Performance Share Program. Of the firms remaining following the performance period, 75 had TSRs less than Adobe’s, and two had TSRs greater than Adobe’s, resulting in a 97th percentile ranking.
As described in our 2017 Performance Share Program, if Adobe’s absolute TSR is positive, the company's achievement of a percentile rank that exceeded the 50th percentile would increase the number of shares of stock that would be earned by increments of 2.5%, rounded up to the nearest whole percent, using the following formula:
100% - ((50 - Percentile Rank) * 2.5%) = Percentage Payout
Under this formula, our percentile rank resulted in the maximum percentage payout of 200%. The target, maximum and actual shares earned and awarded to our NEO participants under the 2017 Performance Share Program, as certified by the Committee, are set forth in the table below:
2017 Performance Share Program Results

Name(1)	Target Award (#)	Maximum Award (#)	Actual Achievement (%)	Shares Awarded (#)

Shantanu Narayen	84,980	169,960	200%	169,960
Bryan Lamkin	25,970	51,940	200%	51,940
Abhay Parasnis	23,605	47,210	200%	47,210
________________________

(1)	Messrs. Murphy and Belsky were not participants in the 2017 Performance Share Program because they were not employed by Adobe at the time the awards were granted.
2019 RSU Program
Recognizing that a substantial portion of our NEOs’ compensation is performance based, and therefore inherently at risk, the Committee granted time-based RSUs to our NEOs in order to satisfy our retention objectives and promote continuity in our business. In fiscal year 2019, the vesting schedule of our time-based RSUs was increased from three years to four years to provide additional retention incentives. The RSUs now vest 25% on the one-year anniversary of the vesting commencement date and then 6.25% quarterly thereafter for the remaining three years of the award. Accordingly, our RSU program provides our NEOs with strong incentives to remain employed by Adobe, while providing additional rewards for growth in our stock price with less dilution to the company than time-based stock options, which were not granted by Adobe to any executive officer in fiscal year 2019.
Realizable Pay
Realizable pay reflects the real value of equity awards and increases or decreases with fluctuations in market value.  When determining the annual equity grants to our executives in January of each year, the Committee believes it is important to take into account not only the grant date fair values included in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time.
Given that approximately 92% of our CEO’s and 83% of our other NEOs’ target total direct compensation for fiscal year 2019 is equity based, the Committee and the company consider it especially important to focus on realizable pay when evaluating the effectiveness of our pay for performance philosophy.  For example, decreases in our stock price could cause stock-based awards to have realizable values that are less than what was targeted at the time of grant, including performance periods under our

43 | Adobe Inc.

Performance Share Programs potentially closing with no value earned and no dilutive effect to the company.
As the following chart illustrates, when our stock price increases and generates positive returns for Adobe’s stockholders, the increase impacts an executive’s realizable pay during the present fiscal year and for past fiscal years during which the executive received equity awards that are held or still subject to vesting. Accordingly, a significant portion of our NEOs’ TDC is closely linked to the performance of Adobe’s stock over time, motivating our executives to generate positive returns to Adobe’s stockholders.
The following chart demonstrates the relationship between the target and realizable values of our CEO’s total direct compensation and Adobe’s indexed TSR for the past five completed fiscal years:
Target TDC:  Target TDC is the sum of our CEO’s target base salary as disclosed in the Compensation Discussion and Analysis sections of this and prior proxy statements, the target incentive amount (which is the target bonus percentage multiplied by the respective target base salary), and equity award target grant date fair values.  No target value for All Other Compensation is included.
Realizable TDC: Realizable TDC is the sum of our CEO’s actual earned base salary, bonus, non-equity incentive plan compensation, and all other compensation as disclosed in the Summary Compensation Table, and equity award values of all restricted stock units and performance shares granted (adjusted to reflect actual or current estimated payout of outstanding PSUs) in each year multiplied by the stock price per share on the last day of fiscal year 2019 of $309.53.
Indexed TSR:  Indexed TSR is calculated by taking the stock price per share on the last day of fiscal years 2015 to 2019 of $92.17, $99.73, $179.52, $250.89, and $309.53, respectively, and dividing each by the stock price per share on the last day of fiscal year 2014 of $73.68.
Retirement and Deferred Compensation Plan Benefits
We do not provide our employees, including our NEOs, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our Section 401(k) Retirement Savings Plan (the “401(k) Plan”) with a company-sponsored match component.
We also maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”). Our executives and our Board members are eligible to participate at their election. The Deferred Compensation Plan provides the ability to defer receipt of income to a later date, which may

2020 Proxy Statement | 44

be an attractive tax planning opportunity. We generally do not contribute to the Deferred Compensation Plan on behalf of participants; therefore, our cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. Other than Messrs. Narayen and Lamkin, no other NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2019.
Perquisites and Additional Benefits and Programs
We provide limited perquisites to our executives, including our NEOs. In considering potential perquisites, the Committee considers the cost to Adobe as compared to the perceived value to our employees as well as other corporate governance and employee relations factors. We offer our executives at the director level and above, including our NEOs, an annual comprehensive physical examination that is fully funded by Adobe, as an added benefit to the Adobe medical insurance provided. Alternatively, our NEOs may choose to enroll in a health concierge service. Adobe recognizes the significant role of its executives and offers this program to encourage a focus on keeping well.
In fiscal year 2018, the Board approved the purchase of a corporate jet as a security measure for our CEO and to optimize his travel. The aircraft is primarily for the use of our CEO, with certain limited exceptions where other executives may use it solely for business purposes. Our CEO recognizes imputed taxable income and is not provided a tax reimbursement for any personal use of the aircraft, including for members of the CEO’s immediate family accompanying the CEO on business travel. The incremental costs of non-business-related travel and guests on any such legs is included in the “All Other Compensation” column in the 2019 Summary Compensation Table.
We also provide the following benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees: health, dental and vision insurance; life insurance; an Employee Stock Purchase Plan; health savings account; medical and dependent care flexible spending account; and short- and long-term disability, accidental death and dismemberment insurance. We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent.
Equity-Related Policies
Stock Ownership Guidelines
In 2003, our Board adopted stock ownership guidelines for all employees at the senior vice president level and above (including our executive officers) and directors, which the Committee reviews periodically. These guidelines are designed to align our executive officers’ interests with those of our stockholders by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking. Under the guidelines, our executive officers should hold 50% of the net shares acquired until they satisfy (and continue to satisfy) the minimum share ownership value requirements listed in the table below.

Position	Minimum Ownership Value

Chief Executive Officer	20x base salary
President, Executive Vice President or Chief Financial Officer	10x base salary
Senior Vice President	3x base salary
The minimum share ownership levels for each title are determined annually using the following:
•average base salary of the individuals holding such title as of December 31; and
•the average daily closing share price for the 30 days ending on December 31.
Once an executive officer achieves the minimum share threshold measured by the value of shares held, they should retain shares necessary to meet the minimum ownership requirement throughout the year. Shares that count toward the minimum share ownership levels include: shares owned outright and beneficially owned; shares purchased in the open market or inherited; shares acquired through the

45 | Adobe Inc.

company’s Employee Stock Purchase Plan; vested restricted stock; vested RSUs, performance shares and performance units in our Deferred Compensation Plan; and shares issued from the exercise of vested options. Any shares held prior to the executive officer’s date of appointment will also count toward the ownership requirement.
The Committee reviews quarterly reports of the stock holdings of our officers and directors. Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or were in place in fiscal year 2019. As of November 29, 2019, each of our NEOs was in compliance with the applicable guidelines.
Anti-Hedging and Anti-Pledging Policy
Our insider trading policy explicitly prohibits any director or employee, including our NEOs, from hedging their equity ownership in Adobe by engaging in short sales or trading in any derivatives involving Adobe securities. All employees are also prohibited from holding Adobe stock in a margin account or otherwise pledging Adobe stock or using financial instruments such as prepaid variable forwards, equity swaps, exchange funds and collars.
Performance-Based Compensation Recovery Policy
Our Board has adopted a Clawback Policy applicable in the event of a material restatement of our financial statements that results from the intentional misconduct or fraud of a Section 16 executive officer. The Clawback Policy enables the Board to require repayment or cancellation of the incremental portion of the performance-based incentive compensation paid or payable to such officer in excess of the amount that would have been paid or payable based on the restated financial results. We will also continue to monitor rule-making actions of the SEC and NASDAQ related to clawback policies and implement such rules when required.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.
Granting Guidelines for Equity Compensation
Adobe has adopted written guidelines setting forth our grant practices and procedures for all equity awards. Pursuant to these guidelines:

•	the vesting commencement date for our annual equity awards granted to our employees, including the NEOs, is January 24 of each year unless another date is approved and documented by the Committee;

•	the effective grant date for executive officer new hire RSU and performance share awards is the executive officer’s hire date;

•
the effective grant date for non-executive officer new hire RSU awards is the 15th day of the month following the month of the employee’s hire date, or, if that is not a trading day, the first trading day thereafter; and

•	the effective grant date for promotion RSU awards is the 15th day of the month following the month of the employee’s promotion, or, if that is not a trading day, the first trading day thereafter.

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Because the grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Adobe does not time the release of material non-public information based on equity award grant dates.
The Committee approves all grants made to our executive officers on or before the grant date. The Committee also has the authority to approve non-executive officer stock option, performance share and RSU awards on or before the grant date. Our Board has also delegated to a Management Committee for Employee Equity Awards (consisting of the Chief Executive Officer and the Chief Human Resources Officer & Executive Vice President, Employee Experience) the authority to approve RSU awards to non-executive officer employees in accordance with the granting guidelines described above and subject to Committee-approved vesting schedules and share limits. In addition, our Board has delegated to an Acquired Company & Retention Equity Awards Committee (consisting of the CEO in his capacity as a member of the Board) the authority to approve the assumption of outstanding awards in an acquisition, and the granting of stock option, performance share and RSU awards to employees. Pursuant to its charter, the Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Committee may make exceptions to Adobe’s granting guidelines.
In the event we award stock options, all stock option awards would be granted with an exercise price equal to or greater than the fair market value of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the fair market value of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading day.
Employment Agreements
Each of our NEOs is employed “at will.” Except in limited circumstances, such as when an employment agreement that provides for severance is assumed or renegotiated as part of a corporate transaction, we only enter into agreements providing for severance benefits with our U.S. executive officers in relation to a change of control of Adobe or an executive transition plan.
Severance and Change of Control Compensation
The Committee believes that change of control vesting of equity awards and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive departs Adobe before an acquisition is consummated. The Committee and the company believe that a pre-existing plan will allow our executives to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. Further, a pre-existing plan ensures stability and will enable our executives to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. To that end, Adobe provides certain change of control benefits as described below.
Each of our NEOs is an eligible participant in our 2017 Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). The Change of Control Plan provides for severance payments and fully accelerated vesting of outstanding equity awards for our NEOs and other members of senior management upon an involuntary termination of employment upon or following a qualifying change of control. The terms of the Change of Control Plan are described below.
We also maintain a Retention Agreement with Mr. Narayen, which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under “Executive Compensation—Change of Control.” Mr. Narayen’s original Retention Agreement, dated January 12, 1998, was amended February 11, 2008 based on his promotion to Chief Executive Officer, and was further amended on December 11, 2010 and December 5, 2014 in order to clarify the manner of compliance with, or exemption from, Section 409A of the Code.
The Change of Control Plan and the Retention Agreement with Mr. Narayen do not provide for reimbursements or “gross-ups” of excise tax amounts under Section 4999 of the Code. Rather, under both of these arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive. The Committee and the company believe this is an appropriate

47 | Adobe Inc.

allocation of the tax cost of these arrangements between Adobe and the executive and is consistent with market practice.
Our change of control arrangements are designed to be competitive with the pay practices of our peer group. The Committee periodically reviews the terms and conditions of our change of control arrangements and will make adjustments when and to the extent it deems appropriate. The Change of Control Plan will expire on December 13, 2020.
Additional details regarding our Change of Control Plan and the Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances as of the last day of fiscal year 2019, are disclosed in the “Executive Compensation—Change of Control—Potential Payments upon Termination and/or a Change of Control” table contained in this proxy statement.
Role of Our Executive Compensation Committee, External Compensation Consultant and Management
The Committee oversees and provides strategic direction to management regarding many elements of our executive compensation programs. It reviews and approves the compensation and severance benefits of Adobe’s executive officers, including our NEOs. As part of this review, the Committee regularly solicits input from its independent compensation consultant. In fiscal year 2019, the Committee met regularly in executive session with its independent compensation consultant and without management present. The Chair of the Committee also met separately with the consultant, both with and without management present. The Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Committee also discusses Mr. Narayen’s performance with the Board and our Lead Director and remains solely responsible for making the final decisions on compensation for our executive officers, including our NEOs.
The Committee regularly reviews the compensation programs for our executive officers, including our NEOs, to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests. This includes using our incentive compensation awards to support our strategic and operating plans. As discussed above, we also closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This aids in the retention of our NEOs in a competitive market for executive talent.
Since 2008, the Committee has engaged Compensia to review and provide independent advice concerning all of the components of Adobe’s executive compensation programs, on account of Compensia’s expertise in the software industry, its knowledge of our peer group, and its geographical proximity, enabling frequent in-person attendance at Committee meetings. Compensia provided the following services on behalf of the Committee during fiscal year 2019: (1) reviewed and provided recommendations on the composition of our peer group, and provided compensation data relating to executives at the selected companies in our peer group; (2) conducted a comprehensive review of the total compensation arrangements for all of our executive officers; (3) provided advice on our executive officers’ compensation; (4) assisted with executive equity program design, including analysis of equity mix and target grant levels; (5) assisted with review of our fiscal year 2019 Executive Annual Incentive Plan; (6) provided updates on say-on-pay results and regulatory developments; (7) conducted a comprehensive review of compensation paid to the Board and provided recommendations to the Committee and the Board regarding director pay; (8) updated the Committee on emerging trends and best practices in the area of executive and board compensation; (9) provided a market review and assistance in design of executive and non-employee director’s stock ownership guidelines; (10) provided guidance in reviewing peer company executive perquisite practices; and (11) reviewed the Compensation Discussion and Analysis for inclusion in our 2019 proxy statement.
Our Employee Experience, Finance and Legal departments work with our CEO and Compensia to design and develop new compensation programs applicable to our NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group

2020 Proxy Statement | 48

compensation comparisons and other Committee briefing materials and, ultimately, to implement the decisions of the Committee. Members of these departments and our CEO also meet with Compensia separately from the Committee to convey information on proposals that management may make to the Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals.
In addition, our CEO conducted reviews of the performance and compensation of the other NEOs, and based on these reviews, made his recommendations for fiscal year 2019 target compensation levels (including adjustments to base salary and target annual cash incentives, if applicable, and equity incentive levels) directly to the Committee. No NEO was present or participated in the final determinations or deliberations of the Committee regarding the amount of any component of his own fiscal year 2019 compensation package.
The Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Other than providing limited guidance to our Employee Experience department regarding Adobe’s broad-based equity compensation design for all employees (as approved by the Committee), Compensia does not provide any other services to Adobe. Adobe pays for the cost of Compensia’s services.
Tax and Accounting Considerations
In administering and designing our compensation programs, the Committee considers, among other factors, the financial accounting and tax consequences to Adobe as well as the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Committee and management consider the size and share-based compensation expense of outstanding and new equity awards. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to certain executive officers. Tax legislation in December 2017 (“Tax Act”) repealed the exemption from the deduction limit for qualifying performance-based compensation for taxable years beginning after December 31 2017 unless the compensation is paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified thereafter. The Tax Act also expanded the class of executive officers whose compensation is subject to the deduction limitation of Section 162(m) of the Code to include the chief financial officer (serving at any time during the fiscal year) in addition to the chief executive officer (serving at any time during the fiscal year) and the three other most highly compensated executive officers for the taxable year. Any executive officer whose compensation is subject to Section 162(m) of the Code in taxable years beginning after December 31, 2016 will have compensation subject to Section 162(m) of the Code for all future years, including years after the executive terminates employment or dies.
The Committee believes it is important to preserve flexibility in administering and designing compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility. The Committee expects it will grant awards and provide for compensation that will not be deductible under Section 162(m) when it believes that such non-deductible arrangements are otherwise in the best interests of Adobe and its stockholders. The Committee also intends to continue to provide performance-based compensation, consistent with Adobe’s pay-for-performance philosophy.

49 | Adobe Inc.

Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended November 29, 2019 and in this proxy statement.
Respectfully submitted,
EXECUTIVE COMPENSATION COMMITTEE

Amy Banse, Chair
Laura Desmond
David Ricks

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Summary Compensation Table for Fiscal Years 2019, 2018 and 2017
The following table sets forth information regarding the compensation for services performed during fiscal years 2019, 2018 and 2017 awarded to, paid to or earned by the NEOs, which include (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2019, who were serving as executive officers at the end of fiscal year 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)

Shantanu Narayen	2019	1,000,000	—	37,025,873	950,000	169,758	39,145,631
Chairman, President and Chief Executive Officer	2018	1,000,000	—	25,539,764	1,824,313	33,451	28,397,528
	2017	1,000,000	—	19,762,949	1,118,813	52,271	21,934,033

John Murphy(4)	2019	575,000	—	6,604,661	273,125	9,205	7,461,991
Executive Vice President and Chief Financial Officer	2018	532,115	—	6,620,002	469,415	200,011	7,821,543

Scott Belsky(5)	2019	550,000	—	6,604,661	261,250	8,634	7,424,545
Chief Product Officer and Executive Vice President, Creative Cloud	2018	545,769	1,250,000	10,193,697	516,758	8,313	12,514,537

Bryan Lamkin	2019	650,000	—	6,604,661	308,750	15,689	7,579,100
Executive Vice President and GM, Digital Media	2018	642,308	—	6,917,323	617,500	8,769	8,185,900
	2017	595,192	—	6,039,583	447,525	8,619	7,090,919

Abhay Parasnis (6)	2019	600,000	—	6,604,661	285,000	8,745	7,498,406
Chief Technology Officer and Executive Vice President, Strategy and Growth	2018	—	—	—	—	—	—
______________________________________

(1)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of performance shares, assuming the probable outcome of related performance conditions, and RSUs. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures. As shown above in the table entitled “Equity Awards Granted by the Committee During Fiscal Year 2019,” performance share awards have a maximum payout of 200% of the target number of shares.

(2)	These amounts consist solely of amounts earned under our Executive Incentive Plans. Such amounts are paid in the subsequent fiscal year.

(3)
For all NEOs, these amounts for fiscal year 2019 include matching contributions under Adobe’s 401(k) Plan and life insurance premiums. The amounts also include the cost of executive health concierge service in lieu of the executive physical for Mr. Narayen and Mr. Lamkin. Additionally for Mr. Narayen, the amount also includes (i) the incremental cost of personal use of our corporate jet during business trips, amounting to $78,873, (ii) the cost of $21,308 for commercial air travel by Mr. Narayen’s spouse on a business trip with him, and (iii) the taxable value of the sales club trip of $29,126, which was grossed up to $53,888.  It is our practice to cover the full costs of the sales club trip for any employee who is entitled to attend. On occasion, family members of Mr. Narayen also may accompany him on the corporate jet during business trips at no incremental cost to the company.

(4)	Mr. Murphy was not a named executive officer in fiscal year 2017.

51 | Adobe Inc.

(5)	Mr. Belsky was not a named executive officer in fiscal year 2017.

(6)	Mr. Parasnis was not a named executive officer in fiscal year 2018 or 2017.
CEO Pay Ratio
The fiscal year 2019 annual total compensation of our CEO was $39,145,631 and the annual total compensation of our median compensated employee was $147,115, based on the methodology presented in the Summary Compensation Table. This resulted in a ratio of 266 to 1. For purposes of identifying the median employee, we took into account target annual base salary, target cash incentive bonus and grant date fair market value of ongoing RSU awards granted for our employees, excluding Mr. Narayen, as of November 29, 2019. We annualized this compensation for employees who did not work the entire year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Grants of Plan-Based Awards in Fiscal Year 2019
The following table shows all plan-based awards granted to the NEOs during fiscal year 2019. The equity awards granted in fiscal year 2019 identified in the table below are also reported in “Outstanding Equity Awards at 2019 Fiscal Year End.” For additional information regarding incentive plan awards, please refer to the Cash Incentives and Equity Incentives sections of our “Compensation Discussion and Analysis.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shantanu Narayen	—	—	2,000,000	4,000,000	—	—	—	—	—
	1/24/2019	—	—	—	23,510	61,871	123,742	—	18,013,742	(5)
	1/24/2019	—	—	—	11,755	30,936	61,872	—	9,007,016	(5)
	1/24/2019	—	—	—	—	—	—	41,248	10,005,115
John Murphy	—	—	575,000	1,150,000	—	—	—	—	—
	1/24/2019	—	—	—	4,702	12,375	24,750	—	3,602,981	(5)
	1/24/2019	—	—	—	—	—	—	12,375	3,001,680
Scott Belsky	—	—	550,000	1,100,000	—	—	—	—	—
	1/24/2019	—	—	—	4,702	12,375	24,750	—	3,602,981	(5)
	1/24/2019	—	—	—	—	—	—	12,375	3,001,680
Bryan Lamkin	—	—	650,000	1,300,000	—	—	—	—	—
	1/24/2019	—	—	—	4,702	12,375	24,750	—	3,602,981	(5)
	1/24/2019	—	—	—	—	—	—	12,375	3,001,680
Abhay Parasnis	—	—	600,000	1,200,000	—	—	—	—	—
	1/24/2019	—	—	—	4,702	12,375	24,750	—	3,602,981	(5)
	1/24/2019	—	—	—	—	—	—	12,375	3,001,680
_________________________

(1)
These columns represent awards granted under our Executive Incentive Plan for performance in fiscal year 2019. These columns show the awards that were possible at the threshold, target and maximum levels of performance. Minimum performance under the Executive Incentive Plan could have resulted in a threshold amount equal to $0. Actual cash incentive awards earned in fiscal year 2019 by the NEOs under the Executive Incentive Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(2)
These columns represent awards granted under our 2019 Performance Share Program, which was adopted under our 2003 Equity Incentive Plan, as amended (the “2003 Plan”). These columns show the awards that are possible at the threshold, target and maximum levels of performance. If the company does not achieve the threshold performance metric, zero shares will be earned. Because our 2019 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the performance period closes at the end of our 2021 fiscal year. See “Equity Awards Granted by the Committee During Fiscal Year 2019” in the “Compensation Discussion and Analysis” section of this proxy statement for additional discussion.

(3)	This column represents awards of RSUs granted under our 2003 Plan.

(4)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of each equity award. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2019 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.”

53 | Adobe Inc.

(5)
The grant date fair value included in this column for awards granted under our 2019 Performance Share Program is based on the probable outcome of the performance conditions associated with these grants determined as of the grant date, excluding the effect of estimated forfeitures.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2019 Table
The material terms of the NEOs’ annual compensation, including base salaries, the Executive Incentive Plan, the 2019 Performance Share Program, the time-based RSUs and the explanations of the amounts of salary, cash incentives and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our equity award granting practices are described above and our severance benefits are described under “Change of Control” in this proxy statement. None of our NEOs have entered into a written employment agreement with Adobe.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2019 non-equity incentive awards were granted pursuant to the Executive Incentive Plan, with amounts earned based on the achievement of certain financial and strategic objective goals, as well as the individual performance applicable to each respective NEO. Cash incentives were fully vested when earned.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2019 performance share awards will be settled in stock, subject to the terms of our 2019 Performance Share Program. Actual awards earned under the 2019 Performance Share Program will be determined based on the results achieved with respect to the three-year performance period, as certified by the Committee at the outset of our 2022 fiscal year, contingent upon each NEO’s continued service to Adobe.
The RSUs granted to our NEOs pursuant to our 2003 Plan at the outset of fiscal year 2019 vest over four years with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant subject to continued service through each applicable vesting date.
There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during fiscal year 2019.
Effect of Retirement, Death and Disability on Equity Compensation Awards
The terms and conditions of our RSU awards provide that if a recipient’s employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months.
The terms and conditions of our performance share awards granted in fiscal years 2017, 2018 and 2019 (which vest upon the later of the certification of the performance goals and the third anniversary of the grant date) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a prorated target award based on the number of months of service provided during the performance period.

2020 Proxy Statement | 54

Outstanding Equity Awards at 2019 Fiscal Year End
The following table sets forth information regarding outstanding equity awards as of November 29, 2019 for each NEO. All vesting is contingent upon continued employment with Adobe through the applicable vesting date and certain equity awards are subject to performance conditions, each as specified in the footnotes. Market values and payout values in this table are calculated based on the closing market price of our common stock as reported on NASDAQ on November 29, 2019, which was $309.53 per share. No stock options were outstanding as of November 29, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shantanu Narayen	28,326(1)	8,767,747	—	—
	—	—	169,960(2)	52,607,719
	40,896(3)	12,658,539	—	—
	—	—	122,690(4)	37,976,236
	41,248(5)	12,767,493	—	—
	—	—	123,742(6)	38,301,861
	—	—	61,872(6)	19,151,240
John Murphy	11,500(7)	3,559,595	—	—
	2,556(3)	791,159	—	—
	—	—	7,670(4)	2,374,095
	17,190(8)	5,320,821	—	—
	12,375(5)	3,830,434	—	—
	—	—	24,750(6)	7,660,868
Scott Belsky	28,433(9)	8,800,866	—	—
	—	—	25,560(4)	7,911,587
	12,375(5)	3,830,434	—	—
	—	—	24,750(6)	7,660,868
Bryan Lamkin	8,656(1)	2,679,292	—	—
	—	—	51,940(2)	16,076,988
	11,076(3)	3,428,354	—	—
	—	—	33,230(4)	10,285,682
	12,375(5)	3,830,434	—	—
	—	—	24,750(6)	7,660,868
Abhay Parasnis	7,868(1)	2,435,382	—	—
	—	—	47,210(2)	14,612,911
	10,226(3)	3,165,254
			30,680(4)	9,496,380
	12,375(5)	3,830,434
			24,750(6)	7,660,868
_________________________

(1)	RSUs granted pursuant to our 2003 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. Shares fully vest on January 24, 2020.

(2)
These amounts represent the maximum number of shares that could be earned under our 2017 Performance Share Program. The performance period ended at the end of fiscal year 2019, and certification was completed thereafter. The awards fully vested on January 24, 2020. See the

55 | Adobe Inc.

discussion in the “Compensation Discussion and Analysis” section of this proxy statement for actual achievement amounts.

(3)	RSUs granted pursuant to our 2003 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. RSUs fully vest on January 24, 2021.

(4)
These amounts represent the maximum number of shares that could be earned under our 2018 Performance Share Program. The performance period will end at the end of fiscal year 2020, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2021 or the certification date.

(5)
RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2023.

(6)
These amounts represent the maximum number of shares that could be earned under our 2019 Performance Share Program. The performance period will end at the end of fiscal year 2021, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2022 or the certification date.

(7)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. RSUs fully vest on March 20, 2021.

(8)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. RSUs fully vest on April 9, 2022.

(9)	RSUs granted pursuant to our 2003 Plan. Three-year vesting with 33% vesting on each anniversary of the grant date. RSUs fully vest on December 6, 2020.
Option Exercises and Stock Vested in Fiscal Year 2019
The following table sets forth information regarding the vesting during fiscal year 2019 of time-based stock-settled RSUs, and performance-based stock-settled awards granted under our 2016 Performance Share Program for each of the NEOs, on an aggregate basis. In January 2019, the Committee certified the results of our 2016 Performance Share Program at 200% of target. Because certification occurs in the year following the end of the three-year performance period, none of the awards under our 2017, 2018 or 2019 Performance Share Programs were eligible to be earned or vest in 2019.
The value realized on vesting of stock awards is based on the closing market price of our common stock as reported on NASDAQ on the vesting date of the stock-settled awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shantanu Narayen	—	—	277,361	67,276,684
John Murphy	—	—	12,759	3,345,052
Scott Belsky	—	—	14,217	3,563,207
Bryan Lamkin	—	—	74,524	18,076,541
Abhay Parasnis	—	—	70,137	17,012,431

2020 Proxy Statement | 56

Nonqualified Deferred Compensation
We originally adopted a Deferred Compensation Plan in December 2006, which has been amended from time to time and most recently in December 2019 to remove the ability of executive officer participants who are not directors to defer performance shares or RSUs granted after December 31, 2019. Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of a portion of their cash compensation, and directors may elect to defer the receipt of a portion of equity compensation, they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the Adobe 401(k) Plan. We do not contribute to the Deferred Compensation Plan on behalf of its participants, or match the deferrals made by participants, with the exception of situations in which an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) company match. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) company match. Accordingly, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.
Participants in the Deferred Compensation Plan may elect to contribute 5% to 75% of their base salary and 5% to 100% of other specified compensation, including commissions and bonuses. Members of our Board may contribute 100% per vesting tranche of their RSU awards. Generally, participants may elect the payment of benefits with respect to cash and equity deferrals to begin on a specified date or upon termination of employment. Payment of cash deferrals may be made in the form of a lump sum or annual installments, subject to certain requirements. Payments of equity deferrals may only be made in the form of a lump sum. In addition, each participant elects whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred RSUs and performance shares are settled in Adobe stock.
Other than Messrs. Narayen and Lamkin, no other NEOs participated in, or had an accrued balance under, the Deferred Compensation Plan in fiscal year 2019. The following table shows accrued balances under the Deferred Compensation Plan as of the last day of our 2019 fiscal year:

Nonqualified Deferred Compensation(1)
Name	Aggregate balance at December 1, 2018 ($)	Executive contributions in fiscal 2019 ($)	Registrant contributions in fiscal 2019 ($)	Aggregate earnings fiscal 2019 ($)	Aggregate withdrawals/distributions in fiscal 2019 ($)	Aggregate balance at November 29, 2019 ($)

Shantanu Narayen	$2,857,691	$1,743,071	$—	$613,893	$—	$5,214,655

Bryan Lamkin	$438,132	$590,001	$—	$136,511	$—	$1,164,644
_________________________

(1)
Executive contribution amounts in this table are reflected in the Summary Compensation table for fiscal year 2019 and were reflected in prior years, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table for fiscal year 2019 and were not reflected in prior years.

57 | Adobe Inc.

Change of Control
Each of the NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Change of Control Plan applicable to each of our current NEOs or, in the case of our Chief Executive Officer, upon or after a change of control of Adobe, in some cases whether or not his employment is terminated, pursuant to his Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Change of Control Plan.
The terms of the Change of Control Plan are described below.
Change of Control Terms
Change of Control Plan. Each of our NEOs is an eligible participant in our 2017 Change of Control Plan. The Change of Control Plan will expire on December 13, 2020, unless extended by Adobe. If a change of control occurs prior to its expiration, the Change of Control Plan will terminate following the later of the date which is twelve months after the occurrence of a change of control or the payment of all severance benefits due under the Change of Control Plan.
Pursuant to the Change of Control Plan, if there is a qualifying change of control of Adobe (as defined in the plan), and within three months prior and twelve months following the change of control, one of our NEOs (other than Mr. Narayen) experience a separation from service as a result of Adobe (or any successor) terminating his employment without cause (and not due to death or disability), or if he resigns for good reason, such executive officer would be eligible to receive:

•	twenty-four months of salary and target bonus;

•	a lump sum payment equal to eighteen months of COBRA premiums for the eligible executive and covered dependents; and

•
accelerated vesting of all outstanding equity awards (including, for performance shares, solely to the extent shares are credited to the executive based upon performance achieved as of the change of control).

In the event that any amount under the Change of Control Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. All of the benefits under the Change of Control Plan are conditioned upon the executive officer signing a release of claims.
Chief Executive Officer Retention Agreement. Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, which has been amended three times: the first time effective February 11, 2008, based on his promotion to Chief Executive Officer, and the second and third times on December 17, 2010 and December 5, 2014, respectively, both times in order to clarify the manner of compliance with, or exemption from, Section 409A of the Code, in light of updates to, and interpretations of, applicable tax regulations.
Pursuant to his Retention Agreement, if there is a qualifying change of control of Adobe (as defined in the agreement), and prior to or within two years following the change of control Mr. Narayen experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause, or as a result of a disability, or if he resigns for good reason, Mr. Narayen would be eligible to receive:

•	thirty-six months of salary and target bonus;

•	pro-rata target bonus for the fiscal year of termination based on the base salary then in effect; and

2020 Proxy Statement | 58

•	COBRA premiums for him and covered dependents until the earlier of (1) the last month in which he and his covered dependents are eligible for and enrolled in COBRA coverage and (2) thirty-six months.
Upon a change of control, regardless of whether his employment is terminated, Mr. Narayen would be eligible to receive accelerated vesting of all outstanding equity awards (including, for performance shares, solely to the extent shares are credited to him based upon performance achieved at the change of control) and any stock options would become fully exercisable.
In the event that any amount under Mr. Narayen’s Retention Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. All benefits provided under the Retention Agreement are conditioned upon him signing a release of claims. The Retention Agreement has no expiration date.
2003 and 2019 Plans
In the event of a “Change of Control” (as defined in the 2003 Plan and the 2019 Equity Incentive Plan (the “2019 Plan”)), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
Equity awards granted to non-employee directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control. We have provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions. For example, our executive officers are either covered by the Change of Control Plan or, with respect to Mr. Narayen, his Retention Agreement, which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control (see “Compensation Discussion and Analysis—Severance and Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Performance Share Programs
Pursuant to our Performance Share Programs in 2017, 2018 and 2019, in the event of a change of control prior to the certification date, the performance period will be shortened and the Committee will determine the level of achievement and the number of shares credited as of immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Change of Control Plan and Mr. Narayen’s Retention Agreement, as applicable, provide for acceleration of the applicable time-based service vesting requirements under our Performance Share Programs for the awards held by the NEOs, as described above.
Potential Payments upon Termination and/or a Change of Control
The following table sets forth the estimated potential payments and benefits payable to each NEO under the Change of Control Plan (as in effect on November 29, 2019), and in the case of Mr. Narayen, his Retention Agreement, in the event of a termination of employment and/or a change of control of Adobe (“COC”), as if such termination or COC event had occurred on November 29, 2019, the last day of fiscal year 2019. The value of the equity awards is based on the closing market price of our common stock as reported on NASDAQ on November 29, 2019, which was $309.53 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted.

59 | Adobe Inc.

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.)(4) ($)	Total (5) ($)

Shantanu Narayen
Death/Disability(6)	—	—		48,538,327	20,682,793	—	69,221,120
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	2,000,000	9,000,000		74,018,528	34,193,774	29,546	119,241,848
COC Only (continued employment)(8)	—	—		74,018,528	34,193,774	—	108,212,302
COC Only/Equity Not Assumed or Substituted(9)	—	—		74,018,528	34,193,774	—	108,212,302
John Murphy
Death/Disability(6)	—	—		2,068,279	5,624,780	—	7,693,059
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	575,000	2,300,000	(10)	5,017,482	13,502,010	14,485	21,408,977
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		5,017,482	13,502,010	—	18,519,492

Scott Belsky
Death/Disability(6)	—	—		3,914,007	6,076,384	—	9,990,391
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	550,000	—	(11)	7,786,227	12,631,301	42,075	21,009,603
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		7,786,227	12,631,301	—	20,417,528
Bryan Lamkin
Death/Disability(6)	—	—		12,743,969	6,069,265	—	18,813,234
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	650,000	2,600,000		17,011,769	9,938,081	29,546	30,229,396
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		17,011,769	9,938,081	—	26,949,850

2020 Proxy Statement | 60

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.)(4) ($)	Total (5) ($)
Abhay Parasnis
Death/Disability(6)	—	—		11,748,830	5,693,805	—	17,442,635
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	600,000	1,259,060	(11)	15,885,080	9,431,071	42,075	27,217,286
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		15,885,080	9,431,071	—	25,316,151
_________________________

(1)
This amount represents the fiscal year 2019 target annual cash incentive opportunity under the Executive Incentive Plan. The cash incentive opportunity amount is pro-rated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. Actual fiscal year 2019 bonuses earned by each NEO are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(2)	Based on the base salary and target bonus on November 29, 2019.

(3)
This amount includes the full acceleration of the number of shares at 100% of target under the 2017, 2018 and 2019 Performance Share Programs. As of November 29, 2019, the 2017 Performance Share Program's performance certification by the Committee was not completed; the 2018 and 2019 Performance Share Programs had not yet completed each of their respective performance periods. For purposes of this disclosure, achievement of performance is assumed to be 100%, but actual achievement may vary. The Committee’s certification of achievement under the 2017 Performance Share Program was completed on January 15, 2020. See the discussion in the Compensation Discussion and Analysis section of this proxy statement for actual achievement amounts.

(4)
Amounts reported represent the present value of 18 months of COBRA payments with an estimated 5% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 2.00%.

(5)
In accordance with the terms of the Change of Control Plan and Mr. Narayen’s Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the reduced benefits would result in a better after-tax economic position for the effected NEO. See footnotes 10 and 11 below regarding Messrs. Belsky, Murphy, and Parasnis’s benefits.

(6)
For an explanation of benefits to be received by our NEOs as a result of death or disability, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2019—Narrative Summary to Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal Year 2019 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards” above.

(7)	For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see “Change of Control” above.

(8)	Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the Change of Control Plan and there is

61 | Adobe Inc.

no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs’ employment continues after a COC; however, Mr. Narayen’s Retention Agreement provides that all outstanding equity awards (for performance shares, however, solely to the extent shares are credited at the change of control) accelerate and are immediately exercisable and vested in full upon a COC, regardless of whether his employment is terminated.

(9)
Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans, any unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately vested in full as of the date immediately prior to the effective date of the COC.

(10)
Mr. Murphy's total payments exceed his Section 280G threshold; however, receipt of the full amounts would result in a better after-tax economic position. Therefore, Mr. Murphy's payments are not subject to a reduction and Mr. Murphy would receive his full lump sum severance.

(11)
Messrs. Parasnis’s and Belsky's total payments exceed their Section 280G threshold, and a cutback of severance payments would result in a better after-tax economic position. Therefore, Messrs. Parasnis’s and Belsky's payments are subject to a reduction and Mr. Parasnis would receive a reduced severance payment and Mr. Belsky would not receive a severance payment.

2020 Proxy Statement | 62

Equity Compensation Plan Information
The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 29, 2019, including our 1997 Employee Stock Purchase Plan (“1997 ESPP”), 2003 Plan and 2019 Plan, plus certain non-stockholder-approved equity compensation plans and awards assumed by us (and which were not subsequently voted on by Adobe’s stockholders) in connection with certain acquisitions described below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by Adobe’s stockholders(1)	10,535,068(4)	$45.03	47,817,898(5)
Equity compensation plans not approved by Adobe’s stockholders(6)	187,799	$73.34	—
Total	10,722,867	$70.42	47,817,898
_________________________

(1)
Our Executive Compensation Committee elected to retire the remaining outstanding share reserves under the 2003 Plan following the approval of the 2019 Plan on April 11, 2019. No additional shares will be granted under the 2003 Plan; however, it remains in place to govern the awards issued and outstanding under the plan.

(2)	Rights include performance shares and RSUs.

(3)	Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.

(4)
Includes 764,850 shares of common stock issuable pursuant to the terms of our 2017 Performance Share Program, 555,350 shares of common stock issuable pursuant to the terms of our 2018 Performance Share Program and 595,510 shares of common stock issuable pursuant to the terms of our 2019 Performance Share Program, each at maximum levels (200%) as of November 29, 2019.

(5)	Includes 3,765,342 shares that are reserved for issuance under the 1997 ESPP as of November 29, 2019 and 44,052,556 shares that are reserved for issuance under the 2019 Plan.

(6)	We assumed the outstanding stock awards under various equity incentive plans maintained by companies we acquired, as follows:

63 | Adobe Inc.

Company	Date of Acquisition
Omniture	October 23, 2009
Demdex	January 18, 2011
EchoSign	July 15, 2011
Auditude	October 18, 2011
Efficient Frontier	January 13, 2012
Behance	December 20, 2012
Neolane	July 22, 2013
Aviary	September 22, 2014
Fotolia	January 27, 2015
TubeMogul	December 19, 2016
Magento	June 19, 2018
Effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the “Assumption Plan”). The Assumption Plan permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance shares and performance units using shares reserved under certain assumed plans (as described below). In connection with our assumption of the Omniture plans, on November 16, 2009, the Assumption Plan was amended by the Executive Compensation Committee to include shares reserved under certain of the assumed Omniture plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under our 2019 Equity Incentive Plan. In accordance with applicable NASDAQ listing requirements, we previously granted new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of certain acquired companies prior to the acquisition dates, and their respective affiliates and subsidiaries).
Our Executive Compensation Committee elected to retire all remaining outstanding share reserves under the Assumption Plan in 2015 and no additional shares will be granted out of those Assumption Plan reserves. However, the plan remains in place to govern the awards issued and outstanding thereunder and to facilitate the assumption of, and grants from, equity plan share reserves as deemed appropriate in connection with potential future acquisitions.
In addition to the Assumption Plan, as of the fiscal year ended November 29, 2019, we maintained equity compensation plans covering stock awards that were assumed by us as follows: four plans in connection with the Omniture acquisition; one plan in connection with the EchoSign acquisition; one plan in connection with the Auditude acquisition; one plan in connection with the Efficient Frontier acquisition; one plan in connection with the Behance acquisition; two plans in connection with the Neolane acquisition; one plan in connection with the Aviary acquisition; one plan in connection with the Fotolia acquisition; two plans in connection with the TubeMogul acquisition; and one plan in connection with the Magento acquisition, in each case under which stock awards had been granted by these predecessor entities that remained outstanding at the time of the respective acquisition. We did not assume the reserves of the plans from which these awards were issued. The “Equity compensation plans not approved by Adobe’s stockholders” row in the “Equity Compensation Plan Information” table above shows aggregated share reserve information for these awards in addition to the Assumption Plan. No future awards may be granted under any of our acquired plans.
Please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2019 Annual Report on Form 10-K and the notes to Consolidated Financial Statements at Note 11, “Stock-based Compensation” for further information regarding our equity compensation plans and awards.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of February 12, 2020 by each entity or person who is known to beneficially own 5% or more of our common stock, each named executive officer (“NEO”) identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement, each of our directors, and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class(4)

FMR LLC	36,182,771	(5)	7.49%
245 Summer Street Boston, MA 02210
The Vanguard Group	38,580,076	(6)	7.98%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	34,226,146	(7)	7.08%
55 East 52nd Street New York, NY 10022
Shantanu Narayen	415,271	(8)	*
John Murphy	24,319	(9)	*
Scott Belsky	14,255		*
Bryan Lamkin	98,546		*
Abhay Parasnis	34,802		*
Amy Banse	35,738	(10)	*
Frank Calderoni	28,137	(11)	*
James Daley	35,172	(12)	*
Laura Desmond	28,172	(13)	*
Charles Geschke	108,693	(14)	*
Kathleen Oberg	1,340	(15)	*
Dheeraj Pandey	1,340	(16)	*
David Ricks	2,400	(17)	*
Daniel Rosensweig	15,354	(18)	*
John Warnock	461,103	(19)	*
All directors and current executive officers as a group (21 persons)	1,486,957	(20)	*
_________________________

*	Less than 1%.

(1)	The address of each person named in the table, unless otherwise indicated, is c/o Adobe Inc., 345 Park Avenue, San Jose, California 95110.

(2)
This table is based upon information supplied by executive officers, directors and principal stockholders, as well as beneficial ownership reports filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security.

65 | Adobe Inc.

(3)	Holdings reported include any equity awards deferred under our deferred compensation plan.

(4)	Applicable percentages are based on 483,268,215 shares outstanding on February 12, 2020, adjusted as required by rules promulgated by the SEC.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 7, 2020, reporting beneficial ownership as of December 31, 2019, with sole dispositive power as to all shares and sole voting power with respect to 5,726,191 shares.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019, with sole dispositive power as to 37,743,392 shares, sole voting power with respect to 750,421 shares, shared dispositive power as to 836,684 shares and shared voting power with respect to 130,307 shares.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2020, reporting beneficial ownership as of December 31, 2019, with sole dispositive power as to all shares and sole voting power with respect to 29,246,093 shares.

(8)	Shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee.

(9)	Includes 11,480 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Murphy.

(10)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Banse.

(11)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Calderoni.

(12)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Daley.

(13)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Desmond.

(14)
Consists of 107,620 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee, and 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Dr. Geschke.

(15)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Oberg.

(16)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Pandey.

(17)	Includes 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Ricks.

(18)
Consists of 2,268 shares held by The Rosensweig 2012 Irrevocable Children’s Trust, of which Mr. Rosensweig is a trustee; 10,836 shares held by the Rosensweig Family Revocable Trust, of which Mr. Rosensweig is a trustee; 1,177 shares held by Mr. Rosensweig; and 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Rosensweig.

(19)
Consists of 441,148 shares held by the Warnock Family Trust, of which Dr. Warnock is a trustee; 18,882 shares held by Dr. Warnock; and 1,073 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Dr. Warnock.

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(20)	Includes 22,210 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by our directors and current executive officers. See also footnotes 9 through 19.

67 | Adobe Inc.

PROPOSAL 1
Election of Directors
We currently have eleven members of our Board, all of whose terms will expire at the 2020 Annual Meeting. Stockholders will vote for the eleven nominees listed above in the section captioned “Board of Directors and Corporate Governance—Director Nominees” to serve for a one-year term expiring at our 2021 Annual Meeting of Stockholders. Each director will serve until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. Under the terms of our Restated Certificate of Incorporation, all directors of Adobe are elected to one-year terms and stand for election annually.
Each of the nominees is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.
Vote Required and Board Recommendation
Our Bylaws require that each director be elected by the majority of votes cast (excluding abstentions) with respect to such director in uncontested elections. Under our Corporate Governance Guidelines, any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Nominating and Governance Committee of the Board, will determine whether or not to accept the director’s resignation. The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

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PROPOSAL 2
Approval of the Adobe Inc. 2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Stock Purchase Plan
At the annual meeting, our stockholders will be asked to approve the Adobe Inc. 2020 Employee Stock Purchase Plan (the “Amended ESPP”), which amends and restates in its entirety the Adobe Inc. 1997 Employee Stock Purchase Plan (the "ESPP"). The Amended ESPP increases the share reserve under the ESPP by 10 million shares.
Our Board believes that the ESPP is an integral part of our compensation program for all levels of employees and is particularly important for our non-executive employees. The ESPP allows our employees to acquire an ownership interest in Adobe and is intended to motivate them to contribute to the growth and profitability of Adobe. The Amended ESPP will allow us to continue providing this important broad-based benefit to our employees.
General ESPP Information
The ESPP was originally adopted by our Board in December 1996 and approved by our stockholders in April 1997. Our stockholders have periodically approved increases to the ESPP share reserve since its initial approval. We have not requested an increase to the ESPP share reserve since April 2011.
Approval of Amended ESPP
Our Board believes that the continued availability of an adequate number of shares of our common stock in the reserve of the ESPP is an important factor in attracting, motivating and retaining qualified employees essential to our success. In February 2020, our Executive Compensation Committee approved, and our Board submits for your approval, the Amended ESPP, which increases the maximum number of shares of our common stock that may be issued under the current ESPP by 10 million shares, for an aggregate reserve of 103 million shares. In addition, the Amended ESPP permits the issuance of fractional shares if the Executive Compensation Committee so permits for any future offering periods under the Amended ESPP. Certain other clarifying changes were also made to the Amended ESPP.
In approving the share increase under the Amended ESPP, the Executive Compensation Committee reviewed (i) current and anticipated employee participation levels and purchase price information under the ESPP; (ii) the anticipated period of time the current ESPP share reserve is expected to last (which showed that the ESPP will likely run out of available shares as of fiscal year 2022); and (iii) the percent of our common stock that the 10 million share increase would represent, which was less than 2.07%. As of February 3, 2020, an aggregate of 3,344,983 shares of our common stock remained available for future purchases under the ESPP.
If this Proposal is not approved by our stockholders, the share reserve under the ESPP will remain at 93 million. Without stockholder approval of the Amended ESPP, we believe our ability to attract and retain talent necessary for our success will be hindered, and our recruiting, retention and incentive efforts will become more difficult. Participation in the ESPP is one of the most utilized rewards that we offer to our employees, with approximately 85% of our eligible employee population participating in the ESPP as of February 3, 2020.

69 | Adobe Inc.

Vote Required and Board Recommendation
Stockholders are requested to approve the Amended ESPP, which is attached as Annex A.
Approval of the Amended ESPP requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. Executive officers have a financial interest in this Proposal because they are eligible to participate in the Amended ESPP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

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Summary of the Amended ESPP
The following paragraphs provide a summary of the principal features of the Amended ESPP. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Amended ESPP, a copy of which, as proposed to be amended and restated, has been filed with the SEC with this proxy statement as Annex A.
General.    The Amended ESPP advances the interests of Adobe and our stockholders by providing an investment benefit for our employees as part of our total compensation program that is necessary in today's competitive labor market to attract, reward and retain highly qualified employees. The Amended ESPP allows us to achieve this purpose by providing our employees the ability to make a direct investment in our company, thereby aligning their interests with those of our stockholders. Our Amended ESPP generally allows employees to purchase shares of our common stock at 85% of the lesser of the fair market value at the start of the offering period and the date of the purchase.
Eligibility.    Any regular employee of Adobe or of any subsidiary that is designated as eligible to participate may participate in the Amended ESPP, as long as the employee (i) enrolls prior to the beginning of an offering period and (ii) is customarily employed for at least 20 hours per week and more than five months each year, unless otherwise required by local law. No employee may be granted a right to purchase shares under the Amended ESPP if, immediately after such grant, the employee would own stock or hold options to purchase our common stock in an amount equal to 5% or more of the total combined voting power or value of all classes of our stock. As of February 3, 2020, approximately 22,432 employees would be eligible to participate in the Amended ESPP.
Shares Subject to Amended ESPP.    The maximum aggregate number of shares of our common stock that may be issued under the ESPP is 93 million. We are proposing an increase to the maximum number of shares available under the Amended ESPP of 10 million. If such increase is approved by our stockholders at the 2020 Annual Meeting of Stockholders, the maximum aggregate number of shares of our common stock that may be issued under the Amended ESPP would be 103 million. Shares issued under the Amended ESPP may be authorized but unissued or reacquired shares of Adobe common stock or any combination thereof.
As of February 3, 2020, a total of 89,655,017 shares had been purchased under the ESPP and 3,344,983 shares remained available for purchase. The closing market price of our common stock on February 3, 2020 was $358.00.
Purchase of Shares.    The Amended ESPP permits eligible employees to purchase shares of our common stock through payroll withholding. Each offering period commencing under the Amended ESPP will be approximately 24 months in duration and will be divided into four consecutive six-month purchase periods. In no event may an offering period exceed 27 months. Purchase periods generally will begin on January 1 and July 1 and generally end on June 30 and December 31 of each year, respectively. The timing and duration of future offering and purchase periods may be changed from time to time. At the end of each purchase period, shares are issued based on payroll deductions accumulated during that period, not to exceed 25% of a participating employee's compensation or 5,000 shares per 24-month offering period.
The purchase price per share at which the shares of common stock are sold under the Amended ESPP generally will be equal to 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering or (ii) the purchase date. No participant may purchase shares through the Amended ESPP having a fair market value exceeding $25,000 in any calendar year or such other limit as may be imposed by Section 423 of the Code.
Participation and Withdrawal from the Amended ESPP.    Enrolled employees will automatically participate in the next offering period, provided the employee has not withdrawn from the Amended ESPP, continues to meet the eligibility requirements, and has not terminated employment with us. A participant may withdraw from an offering at any time without affecting his/her eligibility to participate in future offerings. During an offering period, a participant may elect to decrease the rate of, or stop, deductions at any time. Increases to payroll deductions generally may be made only as to future offering periods. Participants may not participate in more than one offering period at the same time.

71 | Adobe Inc.

If the fair market value of the shares at the end of a purchase period of an offering (other than the final purchase period of any offering) is less than the fair market value of the shares on the first day of such offering, then every participant in the offering will automatically (i) be withdrawn from the offering at the close of such purchase period and (ii) be enrolled in a new offering commencing on the first business day subsequent to such purchase period.
Termination of Employment.    Purchase rights granted pursuant to any offering under the Amended ESPP will terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest (unless required by applicable law).
Restrictions on Transfer.    Purchase rights granted under the Amended ESPP are not transferable and may be exercised only by the person to whom such rights are granted.
Changes in Capitalization.    In the event that there is any change to our outstanding common stock (such as a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization in which Adobe is a party), appropriate adjustments will be made to the class and number of shares of common stock subject to the Amended ESPP and each outstanding purchase right and the per share purchase price.
Effect of Certain Corporate Transactions.    In the event of certain significant corporate transactions, any surviving or acquiring corporation (or its parent company) may assume or substitute similar purchase rights for those outstanding under the Amended ESPP. If the surviving or acquiring corporation (or its parent company) does not assume such rights or substitute similar rights, then the next purchase date in the then-current purchase period will be accelerated to a date specified by the Board that occurs before the consummation of the transaction, the participants' accumulated payroll deductions will be applied to the purchase of shares of our common stock on such date and such purchase rights will terminate immediately thereafter.
A significant corporate transaction will be deemed to occur in the event of (a) a sale or other disposition of all or substantially all of our assets, (b) the direct or indirect sale or other disposition of at least 50% of our outstanding voting power or voting stock, (c) a merger or consolidation in which we are a party, or (d) a liquidation or dissolution of Adobe, provided in the case of (a), (b) and (c), our stockholders do not retain direct or indirect beneficial ownership in substantially the same proportions as their ownership immediately before such transaction.
Administration.    The Amended ESPP will be administered by the Board and the Executive Compensation Committee. The Executive Compensation Committee is authorized by the Board to adopt, amend, interpret and terminate the Amended ESPP.
Termination or Amendment.    The Board, or the Executive Compensation Committee, may at any time amend or terminate the Amended ESPP, except that stockholder approval is required to increase the number of shares authorized for issuance under the Amended ESPP, change the class of corporations that may be designated as participating companies in the Amended ESPP, or comply with applicable law, regulation or rule. No amendment to the Amended ESPP may adversely affect the purchase rights previously granted a participant under the Amended ESPP, except as required by law or regulation. Unless sooner terminated by the Board or the Executive Compensation Committee, the Amended ESPP will terminate on the date all shares available for issuance under the Amended ESPP have been issued.
Summary of Federal Income Tax Consequences
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Amended ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

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The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for U.S. taxpayers. Shares under the Amended ESPP are purchased using after-tax employee contributions. A participant recognizes no taxable income either as a result of commencing participation in the Amended ESPP or purchasing shares of our common stock under the terms of the Amended ESPP.
If a participant does not hold shares purchased under the Amended ESPP for more than two years from the first day of the applicable offering period and more than one year from the date of purchase (which is the last business day of a purchase period) (a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than one year; otherwise it will be short-term.
If the participant disposes of shares purchased under the Amended ESPP more than two years after the first day of the applicable offering period and more than one year after the date of purchase, the participant will recognize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
Adobe is generally entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction is allowed by us.
New Plan Benefits
Participation in the Amended ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Amended ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended ESPP. However, the table below sets forth certain information regarding the number of shares purchased during fiscal year 2019 pursuant to our ESPP by each of (i) the named executive officers identified in the "Executive Compensation-Summary Compensation Table" contained in this proxy statement, (ii) all current executive officers as a group, (iii) all current non-executive directors as a group, and (iv) all employees, other than executive officers, as a group.
Purchases Under our ESPP During Fiscal Year 2019

Name	No. of Shares Purchased (#)
Shantanu Narayen, President and Chief Executive Officer	140
John Murphy, Executive Vice President and Chief Financial Officer	193
Scott Belsky, Chief Product Officer and Executive Vice President, Creative Cloud	140
Bryan Lamkin, Executive Vice President and General Manager, Digital Media	140
Abhay Parasnis, Chief Technology Officer and Executive Vice President, Strategy and Growth	140
__________________	___
Executive Group (11 persons)(1)	1,497
Non-Executive Director Group	0	(2)
Non-Executive Officer Employee Group (17,348 persons)(3)	1,489,636
_________________________

(1)	The Executive Group is comprised of employees holding the title of Executive Vice President and above as of January 26, 2020.

73 | Adobe Inc.

(2)	Non-executive members of our Board are not eligible to participate in the ESPP or the Amended ESPP.

(3)	As of January 26, 2020.

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PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on November 27, 2020, and urges you to vote for ratification of KPMG’s appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.
We expect representatives of KPMG to be present at the 2020 Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.
Vote Required and Board Recommendation
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions will not have any effect on the outcome of this Proposal and there will be no broker non-votes with respect to this Proposal because it is the only item on the agenda on which brokers may exercise their discretion to vote for or against the Proposal in the absence of instruction from the beneficial owners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

75 | Adobe Inc.

Principal Accounting Fees and Services
During fiscal years 2019 and 2018, we retained KPMG to provide services in the following categories and amounts:

Fee Category	Fiscal 2019	Fiscal 2018

Audit Fees	$6,043,000	$6,849,375
Audit-Related Fees	1,271,557	1,779,724
Tax Fees	885,263	705,020
All Other Fees	—	39,954
Total	$8,199,820	$9,374,073
Audit fees include the audit of Adobe’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes audit related work over our ongoing adoption of new accounting standards and acquisitions.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with completed acquisitions and service organization control examinations.
Tax fees consist of fees for professional services for tax compliance and consulting, including for matters related to the Tax Cuts and Jobs Act. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.
All other fees include assurance services not related to the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with proposed acquisitions and review of finance integration strategy and process for its acquired companies.
Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
Audit Committee Pre-Approval of Services Performed By Our Independent Registered Public Accounting Firm
It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter gives the Audit Committee the power to delegate to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address and grant any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2019 and 2018 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
For more information on KPMG, please see “Report of the Audit Committee.”

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Report of the Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee is responsible for the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing the company’s policies and practices with respect to swaps transactions; overseeing Adobe’s worldwide investment policy; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees the company’s initiatives related to cyber-security, including prevention and response to any cyber-attacks. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held eight meetings during fiscal year 2019. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at:
http://www.adobe.com/investor-relations/governance.html.
The Audit Committee is involved in closely monitoring and negotiating KPMG’s annual audit fees and any audit-related, tax or other fees that arise during the year. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm in connection with the committee’s determination of whether to continue to retain KPMG or engage another firm as Adobe’s independent external auditor.
In the course of these reviews, the committee has considered, among other things:

•
KPMG’s historical and recent performance, including the results of an internal survey of KPMG’s service, quality and professional reputation, utilizing the questionnaire published by the Center for Audit Quality;

•	external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms;

•	the value of KPMG’s services in light of the fees charged to Adobe;

•	KPMG’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

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•	KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	KPMG’s integrity and objectivity; and

•	KPMG’s independence.
Based on this evaluation, including the factors discussed above, the Audit Committee has concluded that KPMG is independent and believes it is in the best interests of Adobe and its stockholders to retain KPMG to serve as the company’s independent registered public accounting firm for fiscal year 2020. Accordingly, the Audit Committee has reappointed KPMG as Adobe’s independent external auditor for fiscal year 2020.
We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe’s internal controls, and the overall quality of Adobe’s financial reporting.
We have reviewed and discussed with KPMG matters required to be discussed pursuant to the PCAOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.”  We have received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on the reviews and discussions referred to above and our review of Adobe’s audited financial statements for fiscal year 2019, we, the Audit Committee as of the end of fiscal year 2019, recommended to the Board that Adobe’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 29, 2019, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
Frank Calderoni, Chair
Kathleen Oberg
Dheeraj Pandey
Daniel Rosensweig

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PROPOSAL 4
Advisory Vote on Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, Adobe is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2019 compensation of our named executive officers as disclosed in this proxy statement (our “NEOs”). This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis” within the Executive Compensation section of this proxy statement, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders, as well as attract, motivate, and retain key employees who are critical to our success. Under these programs, our executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers”.
Advisory Vote and Board Recommendation; Vote Required
We request stockholder approval of the fiscal year 2019 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this proxy statement). We encourage you to review the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion elsewhere in this proxy statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2019.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this proxy statement.
Accordingly, we ask that you vote “FOR” the following resolution at this meeting:
“RESOLVED, that the stockholders of Adobe Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this proxy statement.”
Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Executive Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our executive officers. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2021 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

79 | Adobe Inc.

PROPOSAL 5
Stockholder Proposal Regarding Gender/Racial Pay Equity
The following stockholder proposal from the stockholder below has been submitted to Adobe for action at this year’s annual meeting.

Stockholder name:	Adam D. Seitchik
Stockholder address:	Arjuna Capital 1 Elm Street, Manchester, MA 01944
Number of shares held:	13 shares

Gender/Racial Pay Equity

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent of that of men. This disparity can equal nearly half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women will not reach pay parity until 2059, Africa American women until 2224, and Latina women until 2224.

United States companies have begun reporting statistically adjusted equal pay for equal work numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but mostly ignore median pay gaps. Regulation in the United Kingdom now mandates disclosure of median gender pay gaps. Adobe reported a 19 percent median base pay gap and a 44.7 percent bonus pay gap for its United Kingdom operations, but has not published median information for its global operations.

Adobe reports women and minorities earn 100 percent of the compensation received by men and non-minorities on an equal pay basis. Yet, that statistically adjusted number is only half the story, failing to consider how discrimination affects opportunity. The objective of this proposal – median pay gap disclosure – addresses the structural bias that affects the jobs women and minorities hold, particularly when white men hold most higher paying jobs. Adobe has announced a goal of "opportunity parity," but fails to publish median pay data to track that parity.

Women account for 24 percent of Adobe's leadership. Mercer finds actively managing pay equity "is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation."

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests diverse leadership leads to superior stock price performance and return on equity. McKinsey states, "the business case for the advancement and promotion of women is compelling." Best practices include "tracking and eliminating gender pay gaps."

Public policy risk is of concern, not only in the United Kingdom, but in the United States. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Adobe report on the company’s global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

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Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap at Adobe between male and female employees across race and ethnicity, including base, bonus and equity compensation.

ADOBE OPPOSING STATEMENT
One of Adobe’s founding principles is that our people are our most important asset. We believe that when people feel appreciated and included, they can be more innovative and productive, which drives the company’s success. We strive to create an environment where our employees can do their best work and drive their career growth and development, and we believe gender and racial/ethnic diversity are central to that mission.
We do not believe a median gender pay gap is the right point of emphasis to drive diversity and inclusion throughout the organization. Providing that metric would require the company to identify the compensation of the median-positioned male and female in the organization and compare them. The median does not demonstrate whether women and men are being paid fairly for the role they are doing, but rather illustrates at a high level of abstraction the distribution of men and women in different roles within an organization, and across various geographies. This is different from pay parity, which we define as ensuring that employees in the same job and location are paid fairly relative to one another, regardless of their gender or ethnicity. We believe our focus on pay parity, along with our new initiative to examine “opportunity parity”, a term we have created to describe fairness in promotions and horizontal movement across demographic groups, are the right focus areas to ensure our commitment to a diverse and inclusive workforce rather than a median-based approach that is driven by macroeconomic trends that may not be immediately actionable. We believe that disclosures drive behavior, and that focusing on median metrics that are driven by large population centers could drive behaviors we do not believe our investors would find beneficial to the company. Based on stockholder feedback, we believe our investors want us to continue to focus on pay and opportunity parity, ensuring equal opportunities for all employees regardless of gender or race, and continuing to drive representation among our leaders, managers, in technical roles and across the company.
Adobe has been a torch-bearer in the mission for diversity and gender equality in the workplace and has made major investments in gender and racial/ethnic diversity and pay parity. In 2016, we announced pay parity between white and non-white employees in the United States and disclosed our U.S. pay data for the first time. We announced achievement of gender pay parity in the U.S. in December 2017, in India in January 2018, and globally in October 2018. Adobe reaffirmed global gender pay parity in September 2019 and is committed to maintaining pay parity over time. In September 2019, we also disclosed our first quantitative “opportunity parity” findings after evaluating global promotion rates by gender and U.S. promotion rates for white and non-white employees. We have since updated the findings for the full fiscal 2019 year and found our global promotion rate for women (15%) was 0.2% higher than for men (14.8%). The US promotion rates for white (13.8%) and non-white employees (13%) showed a difference of 0.8%. This provides a solid foundation as we examine our practices in more depth going forward. More information on our pay and opportunity parity practices is available on our website at http://www.adobe.com/diversity/parity/overview.html.
As for gender representation, like many other companies in the tech industry, more men than women work at Adobe. Increasing our total representation of women at all levels is a priority. We have made steady progress, with our percentage of women globally growing from 28% women at the end of FY15 to 33% women at the end of FY19, with positive movement each year. Our numbers have tracked in a similar fashion across technical and management roles. In the spirit of accountability and transparency, we have a page on our website dedicated entirely to these metrics, which can be found at http://www.adobe.com/diversity/data.html.
To support our goals of diversifying our workforce, we are committed to growing the talent pipeline by bringing women and members of underrepresented groups to careers in tech.  From fiscal year 2013 through fiscal year 2019, Adobe has partnered with Girls Who Code, an organization dedicated to closing the gender gap in technology. Our employees have devoted more than 8,000 hours to teaching and mentoring for the organization, and we have hosted 20 summer sessions across our U.S. sites and worked

81 | Adobe Inc.

with more than 400 girls through Girls Who Code summer immersion programs. We have also partnered with the world’s largest technology entrepreneurship competition, Technovation, which teaches girls in 100 countries to engineer solutions to problems in their local communities. Adobe has provided annual grants to Technovation totaling more than $3 million, supported more than 8,000 young women through Technovation's mobile app development program, and our employees provided coaching and mentorship to participating girls. In addition, in late 2018, we became a Founding Member of the Reboot Representation Tech Coalition, which has committed to doubling the number of black, Latina and Native American women graduating with computing degrees by 2025. In fiscal year 2019, Adobe invested $250,000 in Reboot Representation to help fund scholarships for underrepresented women.
Adobe employs inclusive recruitment practices to help our recruiters, hiring managers, and interviewers to source diverse candidates and mitigate potential bias. In fiscal year 2019, we launched new trainings for our talent acquisition teams on global diversity and inclusion awareness and diverse candidate sourcing. To generate interest from diverse pools of candidates, we also make sure our interviewers come from diverse backgrounds. In addition, we source candidates from a wide variety of conferences, such as AfroTech, BreakLine, Women in Product, Grace Hopper Celebration of Women in Computing and Lesbians Who Tech Summit among many others. At the university level in the U.S., we engage with historically black colleges and universities (HBCUs), Hispanic-serving institutions, and women’s colleges, and we reach out to organizations that support students including the National Society for Black Engineers, Society of Latino Engineers and Scientists, and Women in Computer Science. Going beyond universities, we want to give individuals new paths to enter technology careers. The Adobe Digital Academy offers bright, motivated people from nontraditional backgrounds an alternative and accelerated pathway to switch careers.
From fair-pay practices to employee communities and programs designed to make everyone feel included, we work hard to enhance the employee experience. Adobe has seven employee networks that help build community for women, racial/ethnic identities, employees who are LGBTQ+, employees with disabilities and veterans. We have also created unique learning and development programs to help all our employees reach their full potential and support one another along the way. Our offerings are designed for everyone from early-career employees to our most experienced professionals, and we have a special focus on making sure that promising employees from underrepresented groups get the chance to gain visibility and grow in their careers. To activate employees to build an inclusive workplace we introduced five simple ways they can take action every day, called Adobe For All In Action, and we have hosted Adobe For All summits engaging diversity and inclusion employee champions from around the world. Additionally, we understand that success at work and success in life go hand in hand. That’s why we support our employees with benefits they can use to enhance their health, education, family lives, and the causes they care about. Our benefits place a special emphasis on families, with increased fertility benefits, enhanced parental leave benefits and a "Welcome Back" program to help with flexible work arrangements upon their return.
At Adobe, we believe that a single company cannot foster diversity and inclusion in the tech workforce alone - it takes cross-industry effort. We support the efforts of our customers, suppliers, partners and peers who are also striving to evolve their workplace and practice. Our CEO participates in the CEO Action for Diversity & Inclusion, our Senior Director of Diversity & Inclusion is on the MAKERS advisory board, and we are a founding member of Parity.org. In January 2020, we pledged our commitment to improve the experience of people with disabilities as a member of The Valuable 500. In 2018, we began a concerted effort to use our purchasing power to promote diversity and inclusion. Our supplier diversity program helps us identify, partner with, and purchase from businesses that are certified as majority-owned and operated by women, minorities, veterans, members of the LGBTQ community, and people with disabilities. Additionally, we advocate for public policy outcomes that support our employees and reflect our values. In fiscal year 2019, we advocated for public policy to protect the LGBTQ+ community from discrimination and supported workplace protection bills in the U.S. including FAMILY act and the Pregnant Workers Fairness Act. In fiscal year 2019, Adobe was honored with 19 diversity and inclusion awards – a great testament to our commitments in this area. Highlights include the Best Employers for Diversity by Forbes, Best Workplaces for Diversity 2019 by Fortune and the Great Place to Work Institute, and Best Places to Work for LGBTQ Equality by the Human Rights Campaign Foundation.
Over the past several years, we have also continued to have conversations with our major stockholders about diversity and inclusion, highlighting all of the work we do to make sure Adobe is a company where all individuals feel respected and included and are paid equally and fairly. The feedback

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from our investor base has been overwhelmingly positive. In fact, many investors have made Adobe an anchor tenant in new ESG-focused funds, in part due to our leadership in driving diversity and inclusion — from making sure that employees are paid equally for equal work, to being the first company to provide quantitative metrics showing that employees have statistically equal opportunities for internal promotions and lateral moves.
Further, the stockholder proposal requests that the company report its global median gender/racial pay gap but does not define the term. The proposal only defines “gender pay gap” while ignoring how to define the concept of a “racial pay gap”, much less how to measure such a gap on a global basis. The types of racial disparities, issues of discrimination, and the racial composition of underrepresented groups can be entirely different depending on the country, and in many countries they cannot even be measured or tracked. The stockholder proposal gives no guidance on how to address these glaring issues. Given the vagueness and the amount of uncertainty around what their request entails, we do not believe disclosing a “global median gender/racial pay gap” would be feasible. While there may exist constructive proposals for clear metrics that would help illuminate and advance the important issues surrounding pay equity, we believe that due to its many flaws, this stockholder proposal would accomplish neither.
Our major investors have partnered with us and recognize the company’s ongoing progress in driving diversity and inclusion. If you would like more information or to discuss our efforts to promote diversity, inclusion and pay and opportunity parity, please reach out to our Investor Relations team by emailing ir@adobe.com.
We believe that our current focus on driving opportunity parity will best serve our stockholders, brand and employees. Given Adobe’s global leadership in diversity and inclusion—including our disclosures regarding global pay parity and opportunity parity—our Board of Directors believes that the preparation of the report contemplated by this proposal would, at best not serve to benefit the company or its stockholders, and at worst be confusing or even misleading. Therefore, the Adobe Board of Directors recommends that our stockholders vote against this proposal.
Vote Required and Board Recommendation
Stockholder approval of this proposal requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

83 | Adobe Inc.

Other Matters
Householding of Proxy Materials
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, 2019 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact.
Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, 2019 Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting Broadridge Financial Solutions, Inc., either by calling 1-800-542-1061 (toll free), or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, 2019 Annual Report and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.
Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports and proxy materials, as applicable, for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
Annual Report
Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 29, 2019. The 2019 Annual Report contains audited financial statements covering our fiscal years ended November, 29, 2019, November 30, 2018, and December 1, 2017. Copies of our Annual Report on Form 10-K for the fiscal year ended November 29, 2019, as filed with the SEC, are available free of charge on our website at http://www.adobe.com/adbe or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting To Be Held on April 9, 2020
This proxy statement and our 2019 Annual Report on Form 10-K for the fiscal year ended November 29, 2019, as filed with the SEC, are available at http://materials.proxyvote.com/00724F.

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Stockholder Proposals to be Presented at the Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than October 31, 2020 nor earlier than October 1, 2020. A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2021 Annual Meeting of Stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Article III, Section 6 of our Bylaws, addressed to the Corporate Secretary at our principal executive offices no later than October 31, 2020, nor earlier than October 1, 2020.
In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a stockholder nomination of a director candidate that is not a proxy access nomination may be brought before the 2021 Annual Meeting of Stockholders so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, no later than November 30, 2020 nor earlier than October 31, 2020 for nominations for election to the Board and for all other business, no later than October 31, 2020 nor earlier than October 1, 2020.

Dana Rao Executive Vice President, General Counsel & Corporate Secretary
February 28, 2020
San Jose, California

85 | Adobe Inc.

ADOBE INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated as of ________________________)

1.Purpose and Term of Plan.
1.1     Purpose. The purpose of the Adobe Inc. 2020 Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends for the Plan to have two components: a Code Section 423 component (the “423 Component”) and a non-Code Section 423 component (the “Non-423 Component”). The Company intends (but makes no undertaking or representation to maintain) that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the provisions of the 423 Component shall be so construed. In addition, this Plan authorizes the grant of options to purchase Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options will be granted pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and other Participating Companies. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1.2    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.
2.Definitions and Construction.
2.1    Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).
(b)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(c)“Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
(d)“Company” means Adobe Inc., a Delaware corporation, or any successor corporation thereto.
(e)“Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period.
Compensation shall not include moving allowances, payments pursuant to a

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severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.
The Board shall have discretion to determine the application of this definition to Participants on payrolls outside the United States; provided, however, that such discretion shall be exercised on a uniform and nondiscriminatory basis for Participants in the 423 Component.
(f)“Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.
(g)“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. All such determinations by the Company shall be, for purposes of an individual's participation in or other rights under the Plan as of the time of the Company's determination, final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.
(h)“Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.
(i)“Offering” means an offering of Stock as provided in Section 6.
(j)“Offering Date” means, for any Offering Period, the first day of such Offering Period.
(k)“Offering Period” means a period established in accordance with Section 6.1.
(l)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(m)“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
(n)“Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.
(o)“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

A-2 | Adobe Inc.

(p)“Purchase Date” means, for any Purchase Period, the last day of such period.
(q)“Purchase Period” means a period established in accordance with Section 6.2.
(r)“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.
(s)“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.
(t)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
(u)“Subscription Agreement” means a written, including electronic, agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.
(v)“Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.
(w) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.Administration.
3.1     Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan and may designate separate Offerings under the Plan and which Participating Companies will participate in the 423 Component and which Participating Companies will participate in the Non-423 Component; provided, however, that all Participants granted Purchase Rights pursuant to the 423 Component shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code to the extent required by applicable law. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2     Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3    Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater

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than or less than the amount designated by a Participant, or the acceptance by the Company of a direct payment from a Participant, in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.
4.Shares Subject to Plan.
4.1     Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, and effective upon approval by the stockholders of the Company, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one hundred and three million (103,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.
4.2     Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (“New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, unless the Board determines otherwise, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.
5.Eligibility.
5.1     Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:
(a)Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or
(b)Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year;
provided, however, that Employees of a Participating Company may be Eligible Employees even if their customary employment is less than twenty (20) hours per week and/or five (5) months per calendar year, to the extent required by local law, or any lesser number of hours per week and/or number of months in any calendar year established by the Board (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component.
5.2     Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own stock or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
6.Offerings.

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6.1    Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by Offerings of approximately twenty-four (24) months duration or such other duration as the Board shall determine. Offering Periods shall commence on or about January 1 and July 1 of each year and end on or about the second December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Global Select Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period. For purposes of the Plan, the Board may designate separate Offerings under the Plan (the terms of which need not be identical) in which Participants of one or more Participating Companies will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Each Participating Company can participate in a separate Offering from any other Participating Company. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
6.2     Purchase Periods. Each Offering Period shall consist of four (4) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about January 1 shall end on or about the next June 30. A Purchase Period commencing on or about July 1 shall end on or about the next December 31. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Global Select Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.
7.Participation in the Plan.
7.1     Initial Participation. An Eligible Employee may become a Participant in an Offering Period by submitting a properly completed Subscription Agreement to the Company or its designee, in accordance with electronic or other procedures established by the Company, not later than the close of business on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not submit a properly completed Subscription Agreement to the Company or its designee on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently submits a properly completed Subscription Agreement to the Company or its designee on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee on or after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.
7.2     Continued Participation. A Participant shall automatically participate in the next Offering Period commencing after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 7.2, is not required to submit an additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan, unless requested by the Company for legal or administrative reasons and provided that participation in the Plan in any subsequent Offering Period will be governed by the terms and conditions of the Plan in effect at such time. However, a Participant may submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering.
8.Right to Purchase Shares.
8.1     Grant of Purchase Right. Except as set forth below, on the Offering Date of each

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Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase five thousand (5,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
8.2     Pro Rata Adjustment of Purchase Right. Notwithstanding the provisions of Section 8.1, and except as otherwise provided in Section 14.2, if the Board establishes an Offering Period of less than twenty-three and one-half (23Ω) months or more than twenty-four and one-half (24Ω) months in duration, the number of whole shares of Stock subject to a Purchase Right shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and, unless the Board determines otherwise for such Offering, disregarding any resulting fractional share.
8.3     Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
9.Purchase Price. The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.
10.Accumulation of Purchase Price through Payroll Deduction. Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
10.1     Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than twenty-five percent (25%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.
10.2    Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.3     Election to Change or Stop Payroll Deductions. Unless otherwise provided by the Board for a future Offering Period, a Participant may only elect to decrease the rate of, or to stop, deductions from his or her Compensation during any on-going Offering Period, and may only increase his or her rate of deductions as to future Offering Periods; except however, that any increase to a Participant’s election approved by the Company as a result of the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan shall not be subject to these increase limitations. To decrease the rate of, or to stop, deductions from his or her Compensation, the Participant must submit to the Company or its designee an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from

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time to time and announced to the Participants.
10.4    Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken, as determined by the Board.
10.5    No Interest Paid. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken, as determined by the Board.
10.6     Administrative Errors. Notwithstanding the above, in the case of an administrative error by the Company, the Company may choose to accept a direct payment from a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code.
10.7    Other Contributions. The Board may allow Participants to make other contributions under the Plan via cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law and, only for Offerings in the 423 Component, the Board determines that such other contributions are permissible under Section 423 of the Code.
11.Purchase of Shares.
11.1    Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date. No fractional shares shall be issued pursuant to the exercise of Purchase Rights unless the Board establishes otherwise for a future Offering Period.
11.2    Pro Rata Allocation of Shares. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Unless the Board establishes otherwise for a future Offering Period, any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
11.3    Delivery of Shares. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant. To the extent permitted by applicable law and the Company’s governing documents, the Company may refrain from issuing paper certificates and may instead cause the issuance of the shares to the Participant under this Plan to be recorded electronically on the books of the Company, the applicable transfer agent and/or broker, as applicable.
11.4    Return of Cash Balance. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock

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on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.
11.5    Tax and Withholding. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquired under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax and withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. For the avoidance of doubt, any tax arising from the exercise of the Purchase Right or upon the disposition of shares, whether initially payable by the Participant or the Participating Company Group (each a “Stock Tax”), shall be paid by the Participant. Notwithstanding the foregoing, unless prohibited by applicable law, the Participating Company Group shall have the right, but shall not be obligated to, (a) withhold from the Participant's compensation or (b) withhold from the shares of Stock issuable upon exercise of a Participant’s Purchase Right or from the proceeds of a sale of shares of Stock the amount necessary to satisfy any Stock Tax and/or withholding obligations. If the Participant’s compensation is not sufficient to meet the Stock Tax and/or withholding obligation, the Participating Group Company shall be under no obligation to deliver the Shares until the Participant has made adequate provisions for payment of the Stock Tax and/or withholding obligations.
11.6    Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
11.7    Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.
12.Withdrawal from Offering or Plan.
12.1     Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and submitting to the Company or its designee a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company or its designee a reasonable period prior to the effectiveness of the Participant's withdrawal.
12.2    Automatic Withdrawal from an Offering. If the Fair Market Value of a share of Stock on a Purchase Date other than the final Purchase Date of an Offering is less than the Fair Market Value of a share of Stock on the Offering Date of the Offering, then every Participant automatically shall be (a) withdrawn from such Offering at the close of such Purchase Date and after the acquisition of shares of Stock for the Purchase Period and (b) enrolled in the Offering commencing immediately subsequent to such Purchase Date.
12.3    Return of Payroll Deductions. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, an amount less than that necessary to purchase an additional whole share as provided in Section 11.4) shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless required by applicable law), to the Participant, and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

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13.Termination of Employment or Eligibility; Transfer of Employment. Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13 (unless required by applicable law). A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.
The Board may establish rules to govern transfers of employment among any Participating Companies, consistent with any applicable requirements of Section 423 of the Code and the terms of the Plan. In addition, the Board may establish rules to govern transfers of employment among any Participating Companies where such companies are participating in separate Offerings under the Plan.
14.Transfer of Control.
14.1    Definitions.
(a)An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
(b)A “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
14.2    Effect of Transfer of Control on Purchase Rights. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date specified by the Board that occurs before the date of the Transfer of Control, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.
15.Nontransferability of Purchase Rights. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.
16.Restrictions on Issuance of Purchase Rights and Shares. The grant of Purchase Rights and the issuance of shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase Right may not be exercised if the

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issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the U.S. Securities Act of 1933, as amended (the “Act”), shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
17.Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the shares purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein creates an employment relationship between the Participant and any member of the Participating Group Company where such relationship does not otherwise exist, nor shall anything herein confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.
18.Legends. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of any of the certificates representing shares of Stock issued under the Plan, including but not limited to the following:
“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”
19.Notification of Sale of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that any certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by

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reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
22.Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the 423 Component as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan, would change the definition of the corporations that may be designated by the Board as Participating Companies or would otherwise be required under any applicable law, regulation or rule.
23.Continuation of Plan Terms as to Outstanding Purchase Rights. Any other provision of the Plan to the contrary notwithstanding, the terms of the Plan prior to amendment (other than the maximum aggregate number of shares of Stock issuable thereunder) shall remain in effect and apply to all Purchase Rights granted pursuant to the Plan prior to amendment, except to the extent the amendment is required to comply with applicable law, regulation or rule.
24.Code Section 409A. Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception or compliant with Section 409A of the Code and any ambiguities shall be construed and interpreted in accordance with such intent.

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YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Adobe Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 8, 2020. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by Adobe Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O ADOBE Inc. P.O. BOX 1342 BRENTWOOD, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E57782-P16795	KEEP THIS PORTION FOR YOUR RECORDS
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ADOBE INC.

Vote on Directors						Vote on Proposals

The Board of Directors recommends a vote FOR the following:						The Board of Directors recommends a vote FOR proposals 2, 3 and 4 and AGAINST proposal 5.
1.	Election of the eleven (11) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain

	1a.	Amy Banse	☐	☐	☐	2.	Approve the 2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Stock Purchase Plan.	☐	☐	☐
	1b.	Frank Calderoni	☐	☐	☐
	1c.	James Daley	☐	☐	☐	3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 27, 2020.	☐	☐	☐
	1d.	Laura Desmond	☐	☐	☐
	1e.	Charles Geschke	☐	☐	☐
	1f.	Shantanu Narayen	☐	☐	☐	4.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
	1g.	Kathleen Oberg	☐	☐	☐
	1h.	Dheeraj Pandey	☐	☐	☐	5.	Consider and vote upon one stockholder proposal.	☐	☐	☐
	1i.	David Ricks	☐	☐	☐
	1j.	Daniel Rosensweig	☐	☐	☐
	1k.	John Warnock	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at
https://www.proxyvote.com.

E57782-P16795

ADOBE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints each of John Warnock and Shantanu Narayen with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s Almaden Tower building located at 151 Almaden Boulevard, San Jose, California 95110 on Thursday, April 9, 2020 at 9:00 a.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of each of the nominees listed on the reverse side for the Board of Directors, and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)